UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN THE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Loyalty Ventures Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022	Notice of Annual Meeting
of Stockholders

Proxy Statement & Annual Report on Form 10-K

2021 Highlights

Best Workplaces in Canada

Best Workplaces for Women

Best Workplaces in Ontario

Best Workplaces for Giving Back

Best Workplaces for Mental Health

Diwali Campaign - Silver M Marketing Award

GREEN RAY

BrandLoyalty launches new sustainable brand

Canada's Greenest Employer

Notice of 2022 Annual Meeting of Stockholders

When	Where	Record Date

May 26, 2022, Thursday, at 10:00 a.m. (Central Time)	Via Webcast by registering @ www.proxydocs.com/LYLT	Stockholders as of March 28, 2022 are entitled to vote at the meeting.

Items of Business and Board Voting Recommendation

	PROPOSAL	BOARD VOTING RECOMMENDATION
1	Re-election of the Class I Director named in this proxy statement	FOR

2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

And such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT. You are cordially invited to attend the virtual meeting, but whether or not you plan to participate in the 2022 Annual Meeting, we urge you to grant your proxy to vote in advance of the meeting by following the instructions included on the Notice of Internet Availability of Proxy Materials you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote electronically if you attend the virtual meeting, even if you have given your proxy as your proxy is revocable at your option.

The 2022 Annual Meeting will be held entirely online, where you will be able to vote your shares electronically and submit questions in advance of and during the virtual meeting. We are committed to providing expanded access and improved communication, allowing stockholders to participate from any location around the world the same as if attending in person, at no additional cost to them.

To attend the 2022 Annual Meeting, examine our list of stockholders, vote and/or submit your questions in advance of or during the 2022 Annual Meeting, please register by visiting www.proxydocs.com/LYLT, and entering the unique control number on your proxy card, Notice of Internet Availability of Proxy Materials or instructions accompanying the proxy materials you previously received. Upon completing your registration, you will receive an email with additional instructions and a unique link that will allow you to access the 2022 Annual Meeting. If you have difficulty accessing the meeting, you may call the technical support number included in the instructional email and technicians will be available to assist you.

The Notice of Internet Availability of Proxy Materials, or this proxy statement and the accompanying proxy card, notice of meeting and annual report on Form 10-K for the year ended December 31, 2021 were first mailed on or about April 14, 2022 to stockholders of record as of March 28, 2022.

By order of the Board of Directors,

April 14, 2022

Loyalty Ventures Inc.

8235 Douglas Avenue, Suite 1200

Cynthia L. HagemanDallas, Texas 75225

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting to be held on May 26, 2022. This Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2021 are available free of charge at https://www.loyaltyventures.com/investor-relations or on the Securities and Exchange Commission’s, or SEC’s, website at www.sec.gov. Alternatively, you may access our proxy materials at www.proxydocs.com/LYLT, a site that does not have “cookies” that identify visitors to the site.

: Go to www.proxypush.com/LYLT, enter your control number and follow the prompts.	1-866-366-0987; have your control number handy and follow the prompts.	: If you received a paper copy of the proxy materials by mail, mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope.	QR Code: Scan the QR code using your mobile device; have your control number handy and follow the prompts.
By Internet: Go to www.proxypush.com/LYLT, enter your control number and follow the prompts.	By Toll-free Telephone: From the United States, U.S. territories, and Canada, call 1-866-366-0987; have your control number handy and follow the prompts.	By Mail: If you received a paper copy of the proxy materials by mail, mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope.	By QR Code: Scan the QR code using your mobile device; have your control number handy and follow the prompts.

CONTENTS

01	Corporate Governance

1Board Oversight Role

1Board Structure, Leadership and Committees

2Board Diversity

4Sustainability Strategy

5Board Committees

5Audit Committee

6Compensation Committee

6Compensation Committee Interlocks and Insider Participation

7Corporate Governance and Nominating Committee

7Board Risk Oversight Function

8Board Oversight of Information Security, Including Cybersecurity and Data Privacy

9Other Corporate Governance Policies and Procedures

11Identification, Qualification and Selection of Directors and Director Nominees

12Director and Director Nominee Independence

13Certain Relationships and Related Party Transactions

16	Proposal 1: Re-election of Class I Director

17	Director Skills Matrix and Biographies

20	Executive Officer Biographies

22	Executive Officer Compensation

22Summary Compensation Table

23Outstanding Equity Awards at Fiscal Year-End 2021

24Other Plans or Agreements Governing Executive and Director Compensation

26Compensation Practices

26Equity Compensation Plan Information – Outstanding Grants and Securities Available for Future Issuance

27Establishing the Proxy Peer Group

28	Director Compensation

29	Security Ownership of Certain Beneficial Owners

31	Audit Committee Report

32	Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm

34	Additional Information
34Questions and Answers about the Proxy Process 39Delinquent Section 16(a) Reports 39Incorporation by Reference 39Householding of Annual Meeting Materials 39Other Matters

Corporate Governance

Loyalty Ventures Inc. began trading on the Nasdaq Global Select Market, or Nasdaq, as a new, independent publicly-traded company on November 8, 2021 following our spinoff from former parent company, Bread Financial Holdings, Inc. (formerly Alliance Data Systems Corporation), or ADS, with inclusion in the S&P SmallCap 600 index shortly thereafter. Loyalty Ventures’ advent coincides with a time of increased focus on corporate responsibility in environmental, social and governance, or ESG, matters. As our nascent corporation and board of directors assesses and builds on the strong foundation formed by our established operational businesses—the AIR MILES® Reward Program and BrandLoyalty—our journey begins with their nearly thirty years experience and the fundamentals of effective corporate governance established while we were part of publicly-traded ADS prior to our spinoff. As a new company, our amended and restated certificate of incorporation provides certain protective features intended to shield our stockholders from coercive or otherwise unfair takeover tactics with the intent to provide our board of directors the opportunity to assess any acquisition proposal and negotiate directly with interested parties. A number of these provisions, including the classification of our board of directors, prohibition on stockholders calling special meetings and supermajority voting requirements for amendment of our current certificate of incorporation and bylaws, expire automatically following the completion of our annual meeting of stockholders in 2028. In addition, due to our “emerging growth company” status as defined in the Jumpstart Our Business Startups Act, or JOBS Act, our required disclosures in this proxy statement are reduced. As Loyalty Ventures progresses in its inaugural year, we intend to evaluate and address the diverse priorities and interests of all stakeholders in our business, from stockholders to sponsors, retailers, collectors, consumers, suppliers, employees and the communities where we live and work.

Board Oversight Role

Our board of directors oversees the financial strength and overall health of Loyalty Ventures, with the primary objective of optimizing stockholder value over the long term. In fulfillment of this core responsibility, the directors exercise their business judgment to fulfill their duty of care to make informed, deliberative decisions based on all material information reasonably available and their duty of loyalty to act (or not act) in a disinterested and independent basis, in good faith and with an honest belief that each action is in the best interests of Loyalty Ventures and our stockholders. Our directors must fulfill their responsibilities consistent with their fiduciary duties to the stockholders and in compliance with applicable laws, rules and regulations.

Our board of directors oversees the senior management team, who are responsible for the day-to-day conduct of our business. The board of directors’ span of oversight includes advising on a range of matters including, but not limited to, business strategy, risk assessment and mitigation, compliance, leadership development and succession, operational performance, corporate governance, human capital and sustainability. Where appropriate, our board of directors will also take into consideration the interests of other stakeholders, including employees and the communities where we operate.

Board Structure, Leadership and Committees

Our amended and restated bylaws provide the size of our board of directors may be between three and twelve directors. We currently have five directors, including four non-employee directors. Assuming stockholders re-elect our director nominee, our board of directors will remain five directors.

Our amended and restated certificate of incorporation classifies our board of directors into three classes of roughly equal size. The term for our initial directors designated as Class I, Class II and Class III directors expire at the annual meeting of stockholders in 2022, 2023 and 2024, respectively. After expiration of these initial terms, our directors will be elected by class for three-year terms. Our board of directors will transition to a fully declassified board through a phase-out, beginning with the annual meeting in 2029. Our five initial directors are distributed to Class I, Class II and Class III in groups of one, two and two, respectively, as follows:

Class I:Barbara L. Rayner

Class II:Charles L. Horn; Richard A. Genovese

Class III:Graham Atkinson; Roger H. Ballou

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Pursuant to the terms of the Internal Revenue Service, or IRS, private letter ruling with respect to our spinoff from ADS, Roger H. Ballou currently serves as chair of our board of directors for a single three-year term ending in 2024, after which he will not seek re-election. Our corporate governance guidelines provide that while our board of directors currently believes best practice entails having a non-executive chair, the choice of whether the roles of chair of the board of directors and chief executive officer may be combined remain in the business judgment of the board of directors for consideration with respect to the relevant circumstances at the time of such decision. As discussed above, Mr. Ballou will remain the chair of our board of directors for the duration of his tenure. Following the annual meeting of stockholders in 2024, per our corporate governance guidelines, the board of directors will select the next chair of our board of directors from among its members at the time.

As indicated previously, the classification of our board of directors protects our interests and that of our stockholders from takeover attempts by increasing the length of time necessary to change the composition of a majority of our board of directors. In general, at least two annual meetings of stockholders will be necessary to effect a change in a majority of the members of our board of directors. Based on the equal distribution criteria, the addition of any new director would be to Class I.

Each director shall be elected by the vote of a plurality of the shares represented in person or by proxy at any meeting and entitled to vote in the election of directors. Until the declassification of our board of directors, no director will be removable by the stockholders except for cause, and directors may be removed for cause by the stockholders only by an affirmative vote of the majority of the total voting power of outstanding securities generally entitled to vote in the election of directors. Any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office (although less than a quorum) or by the sole remaining director.

Board Diversity

New Nasdaq Rule 5605(f)(2)(A) requires listed companies to have (or publicly disclose why they do not have) at least two diverse directors, with at least one director that self identifies as female and at least one director that self identifies as an underrepresented minority or as LGBTQ+ all as defined by Nasdaq with certain phase-in, cure and grace periods. Further, new Nasdaq Rule 5606(a) requires that listed companies annually disclose and post to their website a board diversity matrix and subsequent to the first year provide information for both the current and prior year. Under new Nasdaq Rule 5605(f)(2)(D), listed companies with smaller boards of five directors or less may satisfy the diversity requirements with one diverse director.

Loyalty Ventures Inc. (LYLT) Board Diversity Matrix as of April 14, 2022
Total Number of Directors:		Five (5)
	Female	Male	Non-binary	Did not disclose gender
Part I. Gender Identity
Directors	1	4	0	0
Part II. Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

As provided in the Nasdaq continued listing standards, our board of directors maintains an audit committee and a compensation committee and our corporate governance guidelines also provide for a standing corporate governance and nominating committee. Our board of directors may from time to time establish or eliminate such other standing or special committees as it deems necessary or appropriate. Pursuant to our corporate governance guidelines, the board of directors appoints committee members. Consideration will be given to rotating committee members periodically, but rotation will not be mandated as a policy. Each committee member must satisfy the membership requirements set

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forth in the relevant committee charter consistent with Nasdaq and Securities and Exchange Commission, or SEC, requirements, including with respect to independence. The chair of each committee will determine the frequency and length of committee meetings and will develop the committee’s agenda for each meeting in accordance with the responsibilities or other parameters set out in their respective committee charters as discussed more fully below.

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Sustainability Strategy

Sustainability – whether it refers to the ability to maintain growth, avoid depletion of natural resources or otherwise minimize our impact on our planet – benefits us all, from our investors to our employees, clients, consumers, reward suppliers and the communities where we live and work. These stakeholders look to Loyalty Ventures to design and implement long-term, sustainable policies that support growth while simultaneously addressing the environmental and social impacts of our company. With ESG already embedded in our performance goals for 2022 by the compensation committee of our board of directors, the corporate governance and nominating committee of our board of directors will oversee and work with management to assess and build on the strengths of our AIR MILES Reward Program and BrandLoyalty sustainability platforms, leveraging those strengths to develop a broader and more cohesive corporate strategy for Loyalty Ventures during 2022.

2021 ESG Highlights for Loyalty Ventures, the AIR MILES Reward Program and BrandLoyalty

✓ of plastic waste recycled in new products ● ✓ 2-neutral reward products ● ✓ ●
Product Stewardship

✓
400,000 kg of plastic waste recycled in new products ●
✓
Developed new Green Ray brand to produce CO2-neutral reward products ●
✓
Launched an eco-friendly rewards category for AIR MILES Reward Program collectors online ●

Going Green

✓
Club Leaf app allows individual consumers to offset CO2 emissions ●
✓
40% reduction in commuting with intro of Smart Working Policy ●
✓
All offices powered by 100% renewable energy ●
✓
Toronto HQ maintains LEED Platinum certification ●
✓
2021 Canada’s Greenest Employer (12 time recipient) ●
✓
Employee group, the Sustainables, dedicated to educating and engaging employees on environmental topics ●

Accountability to Our Employees

✓
>21,000 hours of training provided to employees
✓
Trained senior leaders on inclusive leadership ●
✓
Launched new Career Level Framework ● ●
✓
Established a balanced pay structure ●
✓
Launch new DEI fundamentals and Truth and Reconciliation training for employees ●

Community Outreach

✓
Launched capability for collectors to donate miles to charity; over 14 million miles donated in support of charities since launch ●
✓
Provided $100k in annual grants through our Youth Empowerment Grant program ●
✓
BrandCharity, in its 18th year, continued its support for communities through volunteerism and donations ●

Excellence in Business Practices

✓
Adopted a supplier code of conduct ● ●
✓
Joined the UN Global Compact ●
✓
Issued first sustainability report and appointed Data Protection Officer ●
✓
Member of Canadian Business for Social Responsibility ●
✓
Received 4 individual and 6 team awards at the Greater Toronto Area Contact Centre Virtual Customer Service Excellence Awards ●

Ethical Decision Making	✓ Established an ethics helpline ✓ Developed initial corporate governance documents ✓ Review of pay by employee identity (gender, sexual orientation), in a voluntary survey, revealed zero pay gap ●

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Board Committees

The current membership and function of each standing committee is described below. Each committee operates under a written charter. Copies of these charters as well as our corporate governance guidelines and our Codes of Ethics for our senior financial officers, board of directors and employees are available on our website at https://www.loyaltyventures.com/corporate-governance/governance-overview. The committees may, when appropriate and in their discretion, delegate authority with respect to specific matters to one or more members. The committees report to the board of directors regularly, and will review and reassess the adequacy of their charters at least annually as well as conduct an annual evaluation of their performance.

In connection with the spinoff, our board of directors was first appointed on November 4, 2021. During 2021, our board of directors met informally twice in advance of their appointment for informational and educational sessions about us and their upcoming duties and responsibilities and met formally one additional time following their appointment. The audit committee and compensation committees each met two times in 2021 and the corporate governance and nominating committee met once in 2021. Each of our directors attended at least 75% of the meetings of the board of directors and their respective standing committees. Our directors are expected to attend our annual stockholder meetings, including any virtual annual stockholder meeting. Our first annual meeting of stockholders will be held in a virtual format on May 26, 2022.

Audit Committee

Members: Graham W. Atkinson Richard A. Genovese Barbara L. Rayner	Chair: Barbara L. Rayner 2021 Meetings: 2 2021 Attendance: 100%

Our board of directors has determined that each member of our audit committee meets the requirements for independence under Nasdaq’s current listing standards and SEC rules and regulations. In addition, the board of directors has determined that each member of our audit committee is financially literate, and further that Barbara L. Rayner is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1934. This designation does not impose on such director any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Assuming stockholders re-elect our director nominee, our 2022 audit committee will continue with the current members and chair.

The responsibilities of the audit committee are more fully described in our audit committee charter and include, among other duties:

✓	reviewing the qualifications and independence of, selecting and overseeing the work of the independent registered public accounting firm;
✓	reviewing the scope of the audit to be conducted by the independent registered public accounting firm and assessing their performance;
✓	discussing with the independent registered public accounting firm the results of their audit and the significant accounting policies and critical accounting estimates to be used;
✓	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements;
✓	overseeing the effectiveness of our system of internal controls over financial reporting;
✓	discussing with management, the independent registered public accounting firm and internal audit, our risk assessment and risk management policies, and the steps management has taken to monitor and control major risk exposures;
✓	establishing procedures for the receipt, retention and treatment of complaints received by Loyalty Ventures regarding accounting, internal controls or auditing matters;
✓	reviewing and approving related party transactions, if any; and
✓	preparing a report to stockholders annually for inclusion in the proxy statement.

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As discussed under the caption “Board Risk Oversight Function,” the audit committee oversees and evaluates the risk information provided by management, including with respect to any material financial and financial reporting risks as well as financial risks related to litigation or other legal, regulatory or compliance matters and technology, cybersecurity, physical security and data privacy matters.

Compensation Committee

Members: Graham W. Atkinson Roger H. Ballou Richard A. Genovese	Chair: Richard A. Genovese 2021 Meetings: 2 2021 Attendance: 100%

Our board of directors has determined that each member of our compensation committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and meets the requirements for independence under Nasdaq’s current listing standards and SEC rules and regulations. Our 2022 compensation committee will continue with the current members and chair. The compensation committee may delegate any of its responsibilities to one or more sub-committees comprised of one or more members of the compensation committee, provided such delegation is permitted under applicable laws, rules and regulations and any subcommittee consists of at least two members of the compensation committee who are non-employee directors.

The responsibilities of our compensation committee are more fully described in our compensation committee charter and include, among other duties:

✓	annually reviewing and approving the compensation, target levels of incentive compensation and corresponding performance objectives for our executive officers;
✓	annually recommending to the board of directors the compensation, target levels of incentive compensation and corresponding performance objectives for our chief executive officer;
✓	reviewing and approving equity and non-equity-based incentive compensation-based plans and equity-based plans;
✓	reviewing our compensation philosophy, programs and benefit plans for employees;
✓	reviewing key aspects of our human capital management strategies and diversity, equity and inclusion, or DE&I, initiatives, policies and practices
✓	reviewing our succession plan for key employees;
✓	administering our stockholder approved equity plans;
✓	preparing a report to stockholders annually for inclusion in the proxy statement and discussing with management our Compensation Discussion and Analysis in the proxy statement, if required;
✓	periodically reviewing the compensation program for non-employee directors in relation to comparable companies and recommending, as appropriate, changes to director compensation to the board of directors; and
✓	reviewing and recommending to the board of directors our submissions to stockholders on executive compensation matters.

Compensation Committee Interlocks and Insider Participation

Mr. Atkinson, Mr. Ballou and Mr. Genovese served as members of the Compensation Committee during 2021. No member of the compensation committee is or has been an officer or employee of Loyalty Ventures Inc. or had any relationship requiring disclosure by Loyalty Ventures under Item 404 of Regulation S-K, and no executive officer of Loyalty Ventures has served on the compensation committee (or its equivalent) or board of any company that employed any member of our compensation committee or board of directors during fiscal year 2021.

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Corporate Governance and Nominating Committee

Members: Graham W. Atkinson Roger H. Ballou Barbara L. Rayner	Chair: Graham W. Atkinson 2021 Meetings: 1 2021 Attendance: 100%

Our board of directors has determined that each member of our corporate governance and nominating committee meets the requirements for independence under Nasdaq’s current listing standards. Assuming the stockholders re-elect our director nominee, our 2022 corporate governance and nominating committee will continue with the current members and chair.

The responsibilities of the corporate governance and nominating committee are more fully described in our corporate governance and nominating committee charter and include, among other duties:

✓	developing criteria and procedures for selecting director nominees, screening potential nominees and recommending nominees to the board of directors for the next annual meeting (or to fill interim vacancies), as well as committee composition, board chair and the chair for each committee;
✓	administering and leading the board of directors in its annual review of the performance of the board of directors and its committees;
✓	reviewing developments in corporate governance and making recommendations to the board of directors on governance policies and principles; and
✓	overseeing our ESG/sustainability strategies and advising management on related policies, guidelines and programs.

The corporate governance and nominating committee develops criteria for the selection of directors, including procedures for reviewing potential nominees proposed by stockholders. The corporate governance and nominating committee reviews with the board of directors the desired experience, mix of skills and other qualities, including diversity of race/ethnicity and gender, to assure appropriate composition of the board of directors, taking into account the current directors and the specific needs of our company and board of directors. The corporate governance and nominating committee also reviews and monitors the size and composition of the board of directors and its committees to ensure that the requisite number of directors are “independent directors” and “non-employee directors” within the meaning of rules, laws and listing standards applicable to us. For additional information on the role of the corporate governance and nominating committee with respect to the selection of directors, see “Director Selection Process.”

Board Executive Sessions

Our corporate governance guidelines provide that the non-management directors shall meet in executive session as a part of regularly scheduled board of director meetings, and the board of directors did so during 2021. In addition, each committee meeting may also conclude with an executive session at the election of the committee members. Further the board of directors or any committee may meet in executive session with select members of management, including our lead audit executive or representatives of our independent registered public accounting firm.

Board Risk Oversight Function

Management is responsible for the day-to-day handling of risks our company faces, implementing and supervising risk management processes and policies and reporting regularly to our board of directors and its committees, as appropriate. Our board of directors, as a whole and through its committees, maintains responsibility for the oversight of risk management. The audit committee has primary responsibility for overseeing our enterprise risk framework, evaluating the risk information provided by our management.

While the audit committee has primary responsibility for oversight of enterprise risk management, the compensation

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and corporate governance and nominating committees also consider risks within their respective areas of responsibility. The audit committee maintains primary responsibility for oversight of the integrity of our financial statements, the qualification and independence of our independent registered public accounting firm, the performance of both the independent registered public accounting firm and our internal audit function, and other matters related to our financial reporting and accounting processes and controls.

The compensation committee will review, at least annually, and take into account risks related to compensation matters to ensure the design of our compensation programs provide safeguards against (and do not promote) excessive or inappropriate risk-taking by program participants. The compensation committee’s responsibilities also include more specifically oversight of risks related to human capital management. The corporate governance and nominating committee considers and addresses governance matters that could impact our performance or reputation or that are of concern to stockholders, including, for example, board composition, corporate culture attributes and ESG and sustainability issues. For example, the corporate governance and nominating committee employs the same diversity considerations as those contemplated by the “Rooney Rule” in its review of potential director candidates; receives reports from and advises management regarding Loyalty Ventures’ sustainability and ESG strategies, policies and programs; seeks to assess and understand Loyalty Ventures’ corporate culture by reviewing ethics-related complaints received and investigated by our ethics office, if any; and promotes a positive culture by maintaining appropriate corporate governance guidelines, monitoring compliance with and enforcement of our Code of Ethics, and supporting our ethics-based approach to conducting business across the globe.

Board Oversight of Information Security, Including Cybersecurity and Data Privacy

Though Loyalty Ventures Inc.’s status as an independent, publicly-traded company just began in November 2021, protecting the privacy of our clients’ information and the security of our systems and networks has long been and will continue to be a priority at each of the component businesses of Loyalty Ventures. The board of directors is committed to maintaining strong and meaningful privacy and security protections across the company. The audit committee has primary responsibility for overseeing the company’s risk management program relating to privacy and cybersecurity. In this capacity, our board of directors and audit committee will receive periodic updates on both privacy and cybersecurity matters. These reports focus on, among other things, the evolving threat environment, vulnerability assessments, specific cyber incidents and management’s efforts to stay current and comply with applicable privacy regulations and monitor, detect and prevent cyber threats to our business.

Data Privacy. We are committed to the responsible handling of personal information, and we balance our product development activities with a commitment to transparency, fairness and non-discrimination. We designed our multi-layered information security and data privacy programs and practices to ensure the secure and responsible use of the information and data our stakeholders entrust to us. Our programs leverage third-party assessments and advice regarding best practices from consultants, peer companies and advisors. We closely track proposed privacy legislative and regulatory changes and adjust the program as the privacy landscape evolves.

Information Security, Including Cybersecurity. Our information security program, based upon the NIST Cybersecurity Framework, deploys a defense-in-depth strategy to ensure that security is an integral part of our technology investment. An essential component of our program is a regular cadence of tabletop exercises, employee training, testing employees through phishing simulations, and retraining when necessary. We maintain an active network of collaboration with law enforcement, industry groups, Information Sharing and Analysis Centers, and peers in the areas of threat intelligence, response and detection, and program best practices. We continuously assess the risks and threats and dynamically adjust our program and investments as required.

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Other Corporate Governance Policies and Procedures

Sustainable Business Practices
✓ Focusing on data security and privacy
✓ Protecting the environment with local sourcing, material and waste reduction and awareness
✓ Committing to diversity, equity and inclusion
✓ Investing in training and mental health support for employees
✓ Supporting employees through flexible work policies
✓ Giving back to communities through gifts and volunteerism
Corporate Governance
Risk Management Practices
✓ Adoption of stock ownership guidelines
✓ Active board of directors oversight for all risk components, including cybersecurity
✓ Establishment of multiple financial and non-financial performance metrics
✓ Prohibition on engaging in derivative transactions with company securities
✓ Periodic updates to the board of directors on the impact of current events
Key Governance Practices
✓ Independent board chair
✓ Independent director nominees, other than CEO
✓ Active stockholder outreach and engagement
✓ Skills-driven board of directors nominee selection process
✓ Compliance with Nasdaq diversity requirements
✓ Automatic sunset of protective features for new company

Term Limits; Mandatory Retirement. While we are in our first year, we have elected at this time not to have term limits for our board of directors as such limits may artificially cause the board to lose the contribution of one or more directors who have developed valuable institutional history and insight into our business. As an alternative to term limits, the board of directors, taking into consideration the recommendations of the corporate governance and nominating committee, will evaluate the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term. The mandatory retirement age from service on our board of directors is age 75; provided, however, that upon attaining the age of 75, a sitting director may continue to serve until the annual meeting of stockholders at which such director’s term is set to expire; and, provided further, that if the board of directors determines that it is in the best interests of Loyalty Ventures and its stockholders, the

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board of directors, taking into consideration the recommendations of the corporate governance and nominating committee, may nominate for re-election a director who has already attained the age of 75.

Change in Status. When a director’s principal occupation or business association changes substantially during their tenure as a director, the director shall tender their resignation for consideration by the corporate governance and nominating committee. The corporate governance and nominating committee will recommend to our board of directors the action, if any, to be taken with respect to the resignation, which may be accepted, tabled or rejected.

Policy Against Tax Gross Up Arrangements. Pursuant to our corporate governance guidelines, Loyalty Ventures will not enter into any contract, agreement or arrangement with an executive officer that obligates Loyalty Ventures to pay directly or reimburse such executive officer for any portion of the executive officer’s individual tax liability for benefits provided by Loyalty Ventures with the exception of any tax gross-up benefit provided pursuant to contracts, agreements, or arrangements assumed by Loyalty Ventures in connection with acquisitions or plans, policies, or arrangements applicable to Loyalty Ventures employees generally such as tax equalization programs for residence in multiple international jurisdictions.

Alignment with Stockholders through Stock Ownership Guidelines. Directors and executive officers are expected to maintain at least a minimum position in our common stock so that their interests are aligned with those of our stockholders. The compensation committee adopted stock ownership guidelines in November 2021 and monitors compliance periodically. Our executive officers are required to maintain an investment position in our common stock equal to a multiple of their base salary. With compliance measured from the date of hire or promotion, the stock ownership guidelines include shares owned outright, vested but unexercised stock options and 70% of unvested time-based restricted stock units (50% for international executive officers with higher tax rates). Further, until compliance is achieved, executive officers must hold at least 50% of net shares acquired at vesting and are restricted from selling below the compliance threshold thereafter. While no period is provided to meet the threshold prior to measuring compliance, the board of directors expects executives to reach the prescribed thresholds within five years. Due to our recent spinoff, as of April 14, 2022, more than half of our executive officers have holdings that meet or exceed the guidelines while no executive officers have sold any shares of our common stock.

Our directors are required to maintain an investment position in our common stock equal to five times their annual cash retainer, inclusive of all chair and committee retainers. Like executive officers, until compliance is achieved, directors must hold at least 50% of net shares acquired at vesting and are restricted from selling below the compliance threshold thereafter. Due to our recent spinoff, as of April 14, 2022, none of our non-employee directors have holdings that meet or exceed the guidelines and no directors have sold any shares of our common stock.

Prohibitions on Hedging and Pledging of our Securities. Our insider trading policies prohibit directors, executive officers and employees, together with certain of their family members and controlled entities, from engaging in hedging transactions with respect to our securities. These prohibited transactions include the use of financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, that are designed to hedge or offset any decrease in market value of such person’s holdings in our equity securities. Furthermore, our insider trading policies prohibit directors, executive officers and designated employees, together with certain of their family members and controlled entities, from (i) trading in puts, calls or other derivative securities; (ii) engaging in short sales with respect to our securities; (iii) holding our securities in a margin account; and (iv) pledging our securities as collateral for a loan. These policies help to ensure that the interests of our directors, executive officers and employees remain aligned with those of our other stockholders.

Stakeholder Engagement. Our board of directors and management value our stakeholders’ opinions and feedback. In anticipation of and as a newly independent, publicly-traded company, Loyalty Ventures had a robust second half of 2021 conducting meaningful touchpoints with our stakeholders through ratings agency discussions, a virtual roadshow, analyst and investor calls, as well as client satisfaction surveys within the business segments and other channels of communication. We use the information and viewpoints gathered in our discussions to help inform our business and governance practices.

In 2022, we expect to continue our open dialogue with stakeholders. Further, we intend to identify ESG priorities; engage employees and external stakeholders to align on those priorities; seek to unify our segments’ sustainability

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reporting standards to strengthen our disclosure, as we work towards identification of key performance metrics and the ability to adopt goals for which targets can be established.

Stockholder or Other Communications with the Board. Stockholders and interested parties may send communications to our board of directors or any individual director by forwarding such communications to Loyalty Ventures’ corporate secretary. Communications should be addressed to Corporate Secretary, Loyalty Ventures Inc., 8235 Douglas Avenue, Suite 1200, Dallas, Texas 75225. All communications will be compiled by the office of the corporate secretary and submitted to the board of directors or individual directors on a periodic basis. The corporate secretary, however, reserves the right not to forward any abusive, threatening or otherwise inappropriate communications.  Stockholders and interested parties may also submit communications through our Ethics Office, including on an anonymous basis if desired, through our Ethics Helpline at (844) 951-5234 or online at www.loyaltyventures.ethicspoint.com. Concerns relating to accounting, internal control over financial reporting or auditing matters will be brought to the attention of the audit committee and handled in accordance with our procedures with respect to such matters.

Code of Ethics. We have adopted codes of ethics that apply to our senior financial officers, board of directors and employees. The Loyalty Ventures Inc. Code of Ethics for Senior Financial Officers, the Code of Ethics for Board Members and the Code of Ethics for employees are posted on our website, found at https://www.loyaltyventures.com/corporate-governance/governance-overview. A copy of each is also available upon written request directed to Corporate Secretary, Loyalty Ventures Inc., 8235 Douglas Avenue, Suite 1200, Dallas, Texas 75225. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of our code of ethics, if any, by posting such information on our website.

Identification, Qualification and Selection of Directors and Director Nominees

Determination of Desired Nominee Qualifications. As a newly constituted board of directors, the corporate governance and nominating committee identifies nominees by first evaluating the current members of our board of directors willing to continue in service. The corporate governance and nominating committee developed and maintains a skills matrix based on our current operations and strategic plan to assist in the consideration of the appropriate balance of experience, skills and attributes required of a director and represented on the board of directors collectively. The corporate governance and nominating committee will evaluate candidates against the skills matrix when determining whether to recommend candidates for initial election to the board of directors and when determining whether to recommend currently serving directors for re-election. Current members of our board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining relevant new skills, experience or perspective. In addition, Nasdaq’s new board diversity requirements and the inclusion in our corporate governance and nominating committee charter of the “Rooney Rule” concept—a commitment to include women and underrepresented minority candidates in every pool from which board nominees are chosen—means that our director nomination process will be fulsome and inclusive.

Internal Identification of Director Nominees. The corporate governance and nominating committee has numerous methods, other than those proposed by our stockholders (discussed below) for identifying new candidates for possible inclusion in our recommended slate of director nominees. On a periodic basis, the corporate governance and nominating committee will solicit potential candidates from a number of sources—current members of our board of directors, individuals personally known to either our senior management or our current directors, and research, including subscription-based portal resources that contain search tools to identify specific skill sets, diversity and relationships of potential candidates to the company, members of management and current directors. Further, as a newly listed company, Nasdaq provides access to five platforms or resources to connect with diverse and qualified board candidates. The corporate governance and nominating committee may also utilize its authority under its charter to retain, at our expense, one or more third-party search firms to identify candidates. If the corporate governance and nominating committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board of directors, the corporate governance and nominating committee and each candidate during the screening and evaluation process, and thereafter to be available

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for consultation as needed. Regardless of the method by which new candidates are identified, every pool from which board nominees are chosen will include women and underrepresented minority candidates, consistent with our inclusion of the “Rooney Rule” concept in our governing documents.

Identification of Director Nominees by Stockholders. In addition to the methods described above, any of our stockholders entitled to vote for the election of directors may nominate one or more persons for election to our board of directors at an annual meeting of stockholders if the stockholder complies with the nomination requirements set forth in our current bylaws and any applicable rules and regulations of the SEC. In accordance with Section 2.10 of our amended and restated bylaws, for consideration at our 2023 annual meeting, such nominations must be made by notice in writing and received by our Corporate Secretary no sooner than December 27, 2022 and no later than January 26, 2023. Such nominations will not be included in the proxy statement distributed by the board of directors. Nominations and recommendations should be addressed to: Corporate Secretary, Loyalty Ventures Inc., 8235 Douglas Avenue, Suite 1200, Dallas, Texas 75225.

Evaluation of Candidates for Nomination to the Board of Directors. The corporate governance and nominating committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. Once the corporate governance and nominating committee has identified a candidate, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the corporate governance and nominating committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill current or future vacancies or an expansion of the size of the board of directors and the likelihood that the candidate can satisfy the minimum and desired qualifications set forth in our corporate governance guidelines, as well as the applicable qualification requirements of Nasdaq and the SEC, an independence assessment and assessment against our skills matrix. There are no firm prerequisites to qualify as a candidate for our board of directors, but we seek a diverse group of candidates who possess the requisite background, knowledge, experience, expertise and time, as well as, diversity with respect to race/ethnicity and gender, that would strengthen and increase the diversity, skills and qualifications of the board of directors as set forth in our skills matrix. We seek director candidates who have the time to make a significant contribution to our board of directors, to our company, and to our stockholders. Each member of our board of directors is expected to ensure that other existing and planned future commitments do not materially interfere with their service as a director. Directors are expected to attend meetings of the board of directors and the committees on which they serve and to spend the time needed to prepare for meetings. If the corporate governance and nominating committee determines, in consultation with the board chair and other board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the corporate governance and nominating committee.

The corporate governance and nominating committee also considers such other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors and the need for audit committee or other particular expertise. In connection with this evaluation, the corporate governance and nominating committee determines whether to interview the candidate, and if warranted, one or more members of the corporate governance and nominating committee, and others as appropriate, will interview candidates in person or by videoconference or telephone. After completing this evaluation and interview, and the evaluations of other candidates, the corporate governance and nominating committee makes a recommendation to the full board of directors as to the persons who should be nominated, and the board of directors determines the nominees to recommend to our stockholders after considering the recommendation and report of the corporate governance and nominating committee and, in some cases, conducting additional interviews with such candidates.

Director and Director Nominee Independence

We adhere to the general standards for determination of director independence contained in the Nasdaq listing standards. For a director to be deemed independent, the board of directors must affirmatively determine that the director has no material relationship with us or our subsidiaries, affiliates or any member of our senior management or his or her affiliates. Our board of directors has reviewed and will annually review the independence of our non-employee directors and we will disclose the board’s determination in the proxy statement for each annual meeting of

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our stockholders. In making this determination, the board of directors considers relationships and transactions for up to the past three years between each director or any member of his or her immediate family, on the one hand, and our company, our subsidiaries, affiliates and senior management, on the other hand. For relationships not covered by certain bright-line criteria set forth in the Nasdaq listing standards, the determination of whether the relationship is material and, therefore, whether the director would be independent, is made by the board of directors. Directors have an affirmative obligation to inform the board of directors of any material changes in their circumstances or relationships that may impact their designation as “independent.” Additional independence requirements established by the SEC and Nasdaq apply to members of the audit committee and compensation committee, respectively.

The board of directors undertook a review of director independence and considered transactions and relationships between each of the directors and director nominees and us (including our subsidiaries, affiliates and senior management). The audit committee and board of directors reviewed Ms. Rayner’s status as a contractor for Ernst & Young LLP. Loyalty Ventures engages in business transactions with Ernst & Young LLP. The payments made by Loyalty Ventures to Ernst & Young LLP following the Separation in November 2021 as well as those anticipated for 2022 fall below the Nasdaq independence standards’ thresholds of materiality for a director who is a current service provider for a company to which Loyalty Ventures made, or from which Loyalty Ventures received, payments, and Ms. Rayner had no direct or indirect material interest in those transactions and performed no work on matters for Loyalty Ventures. In addition, the audit committee and board of directors reviewed Mr. Ballou’s status as the chair of the board of directors of ADS. Pursuant to the IRS private letter ruling received in connection with our spinoff, or Separation, Mr. Ballou will serve as chair of our board of directors for a single three-year period ending in 2024. While Mr. Ballou will not be able to participate in decisions for either Loyalty Ventures or ADS with respect to any related party transactions (described further below), the board of directors determined that the relationship of Mr. Ballou with ADS, a significant stockholder of Loyalty Ventures, is not expected to interfere with his exercise of independent judgment in carrying out his responsibilities as a director for Loyalty Ventures. As a result of this review, the board of directors affirmatively determined that none of Atkinson, Ballou, Genovese or Rayner has a material relationship with us and, therefore, each is independent as defined by the rules and regulations of the SEC and Nasdaq’s listing standards.

Certain Relationships and Related Party Transactions

At the time of our Separation from ADS in early November 2021, we entered into several agreements with ADS defining our relationship during and after the Separation as described below.

●	Separation and Distribution Agreement. Governs the overall terms of the Separation. Generally, the Separation and Distribution Agreement includes ADS’ and Loyalty Ventures’ agreements relating to the restructuring steps taken to complete the Separation, including the assets and rights transferred, liabilities assumed and related matters. The Separation and Distribution Agreement provides for ADS and Loyalty Ventures to transfer specified assets between the companies that operate the LoyaltyOne segment after the distribution of 81% of Loyalty Ventures shares to ADS’ stockholders, or the Distribution, on the one hand, and ADS’ remaining businesses, on the other hand.

●	Tax Matters Agreement. Governs ADS’ and Loyalty Ventures’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of the Distribution (and certain related transactions) to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters. Under the Tax Matters Agreement, ADS generally is responsible for all of the pre-Separation taxes of Loyalty Ventures and its subsidiaries (“Loyalty Ventures Group”) and is entitled to all the Loyalty Ventures Group’s pre-Separation refunds, and Loyalty Ventures is generally responsible for all post-Separation taxes with respect to the Loyalty Ventures Group.

●	Transition Services Agreement. Sets forth the terms on which each of Loyalty Ventures and ADS will provide certain historically shared services to the other, on a transitional basis. Transition services will include various corporate, administrative and information technology services. Both parties are obligated, subject to certain customary exceptions, to provide such services in substantially the same manner as such

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services have been provided during the 12-month period prior to the Distribution.

●	Employee Matters Agreement. Governs each company’s respective compensation and benefit obligations with respect to current and former employees, directors and consultants. The Employee Matters Agreement sets forth general principles relating to employee matters in connection with the Separation, such as the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and duplication or acceleration of benefits.

●	Registration Rights Agreement. Provides ADS with certain customary demand registration, shelf takedown and piggyback registration rights with respect to its retained 19% of the shares of Loyalty Ventures’ common stock, subject to certain customary limitations, and requires that we pay certain fees and expenses for each such registration request.

Pursuant to the terms of the Tax Matters Agreement, ADS will be responsible for all pre-Distribution tax payables and tax reserves but will also be entitled to receive all pre-Distribution tax receivables when realized. As of December 31, 2021, the amounts due to and due from ADS related to the tax matters agreement were $81.0 million and $20.1 million, respectively. Pursuant to the terms of the Transition Services Agreement, during 2021 we incurred approximately $0.5 million in general and administrative expenses that were offset by certain de minimis amounts owed by ADS for services provided to ADS. Other than the agreements with ADS listed above, since Loyalty Ventures’ inception in 2021, we have not entered into any transactions, nor are there any proposed transactions, in which Loyalty Ventures was, or is to be, a participant and in which any related person had, or is expected to have, a direct or indirect material interest.

Our board of directors has adopted a written related party transactions policy, which prohibits us from entering into any “related party transaction” unless the audit committee approves such transaction in accordance with the guidelines set forth in the policy, or the transaction is approved by a majority of disinterested directors of the company. In approving any related party transaction, the audit committee must determine that the transaction is beneficial to Loyalty Ventures and the terms of the related party transaction are fair to us.

For purposes of our related party transactions policy, a “related party” is: (1) any director, director nominee or executive officer of the company; (2) any five percent or greater stockholder of the company; or (3) any immediate family member of any of these persons. A “related party transaction” includes any transaction (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)), or series of related transactions, or any material amendment to any such transaction, in which the company, or any of its subsidiaries, is a participant, the aggregate amount of which exceeds $120,000 and in which the related party has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). Our related party transactions policy deems the following transactions to be pre-approved and does not require further review: (1) compensation of directors that has been approved in accordance with the compensation committee charter; (2) employment and compensation of an executive officer that has been approved in accordance with the compensation committee charter; (3) a transaction in which the interest of the related party arises solely from the ownership of a class of the company’s equity securities and all holders of that class receive the same benefit on a pro rata basis; (4) transactions involving certain indemnification payments and payments under directors and officers liability insurance policies; (5) a transaction in which the rates or charges involved therein are determined by competitive bids; (6) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and (7) certain company charitable contributions.

At each audit committee meeting, management shall recommend any related party transactions, if applicable, to be entered into by the company. After review, the audit committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the audit committee as to any material change to those approved transactions. The audit committee shall establish such guidelines as it determines are necessary or appropriate for management to follow in its dealings with related parties in related party transactions.

All related party transactions of which management is aware are required to be disclosed to the audit committee. If management becomes aware of an existing related party transaction that has not been pre-approved by the audit

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committee, management is required to promptly notify the chair of the audit committee and such transactions shall be submitted to the audit committee for its review and determination of whether to ratify such transaction. If management, in consultation with our chief executive officer or chief financial officer, determines that it is not practicable to wait until the next audit committee meeting, the chair of the audit committee has the delegated authority during the period between audit committee meetings, to review and determine whether any such transaction should be approved, or ratified, as the case may be. The chair of the audit committee shall report to the audit committee any transactions reviewed by them pursuant to this delegated authority at the next audit committee meeting.

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Proposal 1

Re-election of Class I Directors

Our amended and restated certificate of incorporation classifies our board of directors into three classes of roughly equal size. The term for our initial directors designated as Class I, Class II and Class III directors expire at the annual meeting of stockholders in 2022, 2023 and 2024, respectively. After expiration of these initial terms, our directors will be elected by class for three-year terms. Our board of directors will transition to a fully declassified board through a phase-out, beginning with the annual meeting in 2029.

Current DirectorS and proposed committee memberships

Name	Independent		Committee Membership
		Class	Audit	Compensation	CG&N
Graham W. Atkinson	✓	III	✓	✓	Chair
Roger H. Ballou (Chair)	✓	III		✓	✓
Richard A. Genovese	✓	II	✓	Chair
Charles L. Horn		II
Barbara L. Rayner	✓	I	Chair		✓

This year, the term of our Class I directors, currently consisting of one director, expires. Our corporate governance and nominating committee has recommended to our board of directors and our board of directors has nominated Ms. Barbara L. Rayner for re-election as a Class I director, to hold office for a term of three years until the annual meeting of stockholders in 2025 and until her successor is duly elected and qualified.

The corporate governance and nominating committee and the board of directors determined that Ms. Rayner brings a strong and unique background and set of skills to our board of directors, enhancing, as a whole, our board of directors’ competence and experience in a variety of areas, including executive management and board service, internal controls and corporate governance, financial and accounting acumen, an understanding of industries in which we operate, including financial institutions and related risk management and regulatory compliance, as well as risk assessment and management. Please see our skills matrix and the individual director biographies set forth below for additional information.

If a quorum is present, directors are elected by a plurality (or the largest number) of the votes present at the meeting or represented by proxy and entitled to vote on the election of directors.

Role of proxies in election of directors

For shares represented by proxy, John J. Chesnut and Laura Santillan, and each of them, as proxies, will vote your proxy “FOR” the election of this nominee unless you instruct otherwise or you withhold authority to vote for them. In addition, they have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our board of directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, directors are elected by a majority of the votes cast, at the meeting or by proxy.

The board of directors recommends that stockholders vote FOR the re-election of Barbara L. Rayner as a Class I director, to hold office for a term of three years until the annual meeting of stockholders in 2025.

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skills matrix AND DESCRIPTION OF DIRECTOR KNOWLEDGE, SKILLS AND EXPERIENCE

The matrix below provides information regarding our director and director nominees’ knowledge, skills and experience that are most relevant in light of our company’s business, long-term strategies and risks. Additional description regarding each of these categories is available in the key following this matrix. The fact that a director is not designated as having a particular attribute does not indicate that the director does not possess that attribute or would not be able to make a meaningful contribution to the board’s decision-making or oversight in that area. Demographic information regarding our directors is also included in the matrix.

		ATKINSON	Ballou	geNOVESE	HORN	RaYnER
KNOWLEDGE, SKILLS & EXPERIENCE
	Accounting/Auditing/Risk Management	•	•	•	•	•
	Business Operations	•	•	•	•	•
	CEO/Executive Leadership	•	•	•	•
	Corporate Governance/Ethics		•	•
	Corporate Finance/Capital Management		•	•	•	•
	Financial Expertise/Literacy	•	•	•	•	•
	Human Capital/Compensation	•	•	•
	Independence	•	•	•		•
	Information Technology/Cybersecurity/Privacy		•	•
	International Operations	•	•	•	•	•
	Mergers & Acquisitions		•		•	•
	Other Public Company Board Experience	•	•	•	•
Relevant Industry Experience	Business Services		•	•	•	•
	Data Analytics			•	•	•
	e-Commerce/Digital	•		•	•	•
	Loyalty/Marketing	•	•		•	•
	Retail	•			•	•
DEMOGRAPHICS
RACE/ETHNICITY
African American/Black
American Indian/Alaska Native
Asian
Native Hawaiian/Pacific Islander
	White	•	•	•	•	•
Two or More Races or Ethnicities
GENDER IDENTITY
	Male	•	•	•	•
	Female					•
Non-Binary
Did Not Disclose
	LGBTQ+	0
	DID NOT DISCLOSE DEMOGRAPHICS	0
	AGE (as of May 26, 2022)	71	71	67	61	61
	BOARD TENURE (years served as of May 26, 2022)	1	1	1	1	1
	OTHER PUBLIC BOARDS (serving on as of April 14, 2022)	0	3	1	1	0

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Accounting / Auditing / Risk Management.
As a public company conducting business globally, our complex accounting and financial reporting functions are subject to a rigorous program of controls and procedures and our board plays an important role in oversight of our audit and enterprise risk management organizations. Directors with experience in these areas are critical to evaluating and providing effective oversight of our financial statements and financial reporting and our management of the risks inherent in our business operations.

Human Capital / Compensation.
The success of our enterprise depends in part on our ability to attract, retain and develop top leaders and a high-performing workforce in markets that are highly competitive for available talent. Directors who have board-level experience with public company executive compensation and broad-based incentive planning, or who have managed or overseen the human resources/compensation function at an operating company help position our company for success in these areas.

Business Operations.
Our business is complex, employing approximately 1,400 employees in 20 countries and using sophisticated technologies to provide data-driven marketing and loyalty solutions to large, consumer-based businesses in a variety of industries across the globe. Directors with "hands-on" experience developing and implementing operating plans and business strategies at companies with similarly sophisticated business operations have a practical understanding of how such organizations operate in increasingly sophisticated and disruptive competitive environments.

Independence.
Independent directors are uniquely situated to provide unbiased oversight of our management and to work with our senior leaders to develop our company's strategic plans. Our board currently consists of, and if all of the director nominees to serve on the board are elected at the annual meeting, will continue to consist exclusively of independent directors, other than the CEO.

CEO / Executive Leadership.
Executive leaders have an understanding of organizations and the drivers of individual and team growth and development. Directors with experience serving as a CEO or senior executive enhance the board's perspective of our organization's operations and challenges.

Information Technology / Cybersecurity / Privacy.
Our data-driven business depends on the effective use of complex information technology systems, the safeguarding of data from cybersecurity risks and the protection and responsible, transparent use of consumer data in accordance with applicable privacy regulations and good stewardship practices. Directors with experience implementing or overseeing sophisticated technology and strategies, the management and mitigation of cybersecurity risks and compliance with privacy regulations help ensure proper risk management and oversight.

Corporate Governance / Ethics.
We are an ethics-driven organization, and our board – and in particular the corporate governance and nominating committee – provides a foundation for oversight of our integrity-based culture. Our board's good governance practices and our company's focus on ESG matters and sustainability benefit from directors who are well-informed with respect to today's dynamic governance and ethics environment and who have experience serving on other boards.

International Operations.
We conduct business worldwide and have employees and offices in many countries located outside of the United States. The quality of our board's oversight and strategic guidance is enhanced by directors whose understanding of diverse business environments, economic conditions and cultures has been informed by service as a director or senior leader at one or more companies with international operations.

Corporate Finance / Capital Management.
Our corporate finance activities include debt and equity market transactions. We must allocate capital in various ways to run our operations, grow our business and return value to stockholders. Director experience in these areas is important for effective oversight of our company's financial affairs.

Mergers & Acquisitions.
We may undertake acquisitions to bolster capabilities in the future. Board members with experience in material M&A transactions enhance the decision-making underlying strategic M&A activities and ensure informed oversight of the processes attendant to completing complex transactions.

Financial Expertise / Literacy.
Our business involves complex financial transactions, accounting and reporting requirements. Directors with an understanding of finance and financial reporting processes are able to effectively monitor and assess our operating and strategic performance and ensure accurate financial reporting and robust controls. Substantially all of our nominees are financially literate and our nominee satisfies the "accounting or related financial management expertise" criteria set forth in the Nasdaq listing standards.

Other Public Company Board Experience.
Public companies must comply with a variety of complex accounting, disclosure and other compliance obligations, and public company boards have significant oversight and other duties. Directors with experience serving on the boards and board committees of other public companies understand and have insight into board operations, board/management relations, agenda setting, succession planning and other board duties and activities.

Relevant Industry Experience.
Our board's corporate governance and nominating committee uses a skills matrix to identify the diverse skills and experience our board needs to address the dynamic environment in which we operate our business. Directors with experience in industries in which we or our customers operate provide us with a better understanding of the challenges and opportunities facing our business.

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Director Biographies

gRAHAM W. ATKINSOn /	Audit Committee • Corporate Governance & Nominating Committee (Chair) • Compensation Committee

Mr. Atkinson has served as a director since November 2021. Prior to his retirement, Mr. Atkinson served as Chief Marketing and Customer Experience Officer for Walgreen Co. from January 2011 through January 2014. Prior to joining Walgreens, Mr. Atkinson served as president of Mileage Plus, a wholly-owned loyalty subsidiary of United Airlines, Inc., one of the world’s leading customer loyalty programs, as well as executive vice president, customer experience; senior vice president, international; and senior vice president of marketing and worldwide sales over his 20- year tenure. While at United Airlines, he also served as United Airlines’ representative on the Star Alliance Services GmbH board of directors, including two years as chair of the board. Mr. Atkinson is currently a director at Sentry Insurance. Mr. Atkinson earned an honors degree in business studies from West London University Ealing School of Business in London, England. Mr. Atkinson brings to Loyalty Ventures qualifications that include significant executive and board experience, including in the loyalty industry. His experiences in customer service and experience, marketing and international business for large multi-national corporations bring an important breadth of understanding to the Loyalty Ventures board of directors.

Roger H. Ballou /	Chair of the Board • Corporate Governance & Nominating Committee • Compensation Committee

Mr. Ballou has served as a director since November 2021. Prior to his retirement, Mr. Ballou served as the chief executive officer and a director of CDI Corporation, a public company engaged in providing staffing and outsourcing services, from October 2001 until January 2011. He was a self-employed consultant from October 2000 to October 2001. Before that time, Mr. Ballou had served as chairman and chief executive officer of Global Vacation Group, Inc. from April 1998 to September 2000. Prior to that, he was a senior advisor for Thayer Capital Partners from September 1997 to April 1998. From April 1995 to August 1997, he served as vice chairman and chief marketing officer, then as president and chief operating officer, of Alamo Rent-a-Car, Inc. Mr. Ballou is currently a director of Bread Financial Holdings, Inc., where he serves as chair of the board and on the audit committee, RCM Technologies, Inc., where he serves as lead independent director and a member of the audit committee and nominating & corporate governance committee, and Univest Financial Corporation, where he serves as the chair of the compensation committee and a member of the audit committee, risk committee and executive committee. Mr. Ballou holds a bachelor’s degree from the Wharton School of the University of Pennsylvania and an MBA from the Tuck School of Business at Dartmouth. Mr. Ballou brings to Loyalty Ventures qualifications that include executive and/or board-level experience in the business services, data and marketing industries and information technology, financial, global operations and M&A expertise and service on public company boards, including as a member or chair of public company audit, compensation and nominating and corporate governance committees. Further, Mr. Ballou’s audit committee financial expertise and global operations experience add valuable skills to the Loyalty Ventures board of directors.

RICHARD A. GENOVESE /	Audit Committee • Compensation Committee (Chair)

Mr. Genovese has served as a director since November 2021. Prior to his retirement, Mr. Genovese served as the chief operating officer for Ciber Global, LLC from February 2012 to January 2014 and executive vice president of North American operations from September 2011 to February 2012. Prior to that time, he served as the managing partner for application services and business process outsourcing for IBM Corporation from 2002 to 2011 following IBM’s acquisition of PricewaterhouseCoopers’ consulting business. He served in roles of increasing responsibility, including managing partner for business process outsourcing and managing partner for global petroleum and chemical services, for PricewaterhouseCoopers from 1982 to 2002 where he was named a partner in 1990, after beginning his career in 1978 at Electronic Data Systems Corporation as a systems engineer. Mr. Genovese is currently a director of RCM Technologies, Inc., where he serves as audit committee chair. Mr. Genovese holds a bachelor’s degree in business administration with a concentration in finance and accounting from Loyola University. Mr. Genovese brings to Loyalty Ventures significant executive leadership and other public company board experience. Further, Mr. Genovese’s audit committee financial expertise, operations, information technology and digital experience add valuable skills to the Loyalty Ventures board of directors.

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CHARLES L. HORN /	Director, President & Chief Executive Officer

Mr. Horn has served as a director since November 2021. Mr. Horn is also president and chief executive officer for Loyalty Ventures. Prior to his current role, he served in numerous executive roles with ADS, beginning in 2009 and continuing until June 2019 as executive vice president and chief financial officer. His most recent role with ADS was as executive vice president and senior advisor or vice chairman with responsibility for the LoyaltyOne segment in addition to other strategic initiatives from June 2019 to November 2021, during which time he also served as acting chief executive officer from November 2019 to February 2020. From 1999 to November 2009, Mr. Horn served as senior vice president and chief financial officer for Builders FirstSource, Inc. From 1994 to 1999, Mr. Horn served as vice president, finance and treasury, for the retail operations of Pier 1 Imports, Inc. and as executive vice president and chief financial officer of Conquest Industries from 1992 to 1994. Mr. Horn served as a director and the chair of the audit committee of Moody National REIT I, Inc. from 2012 until 2017 when it was acquired by Moody National REIT II, Inc. where Mr. Horn is currently a director and the chair of the audit committee. Mr. Horn holds a bachelor’s degree in business administration from Abilene Christian University and an MBA from the University of Texas at Austin. Mr. Horn is a Certified Public Accountant in the state of Texas. Mr. Horn’s role as our president and chief executive officer provides a link to the company’s management and his lengthy tenure as an executive officer with ADS with oversight of the Loyalty Ventures’ businesses adds a unique level of insight into the company’s operations. Mr. Horn’s financial, capital markets and allocation, global operations experience and expertise in the loyalty/marketing industries add important depth to the board’s overall mix of skills.

BARBARA L. RAYNER /	Audit Committee (Chair) • Corporate Governance and Nominating Committee

Ms. Rayner has served as a director since November 2021. Ms. Rayner served as a senior partner for Ernst & Young LLP until her retirement in June 2021, with expertise in business valuation and modeling and risk management. Ms. Rayner began her career at Ernst & Young LLP in 1985 following a two-year assignment as a field examiner for the Office of the Comptroller of the Currency for the U.S. treasury department and completion of her graduate degrees and was named a partner in 1998. Ms. Rayner holds a bachelor’s degree in business administration from Texas A&M University, and an MBA and Masters in accounting from Rice University. Ms. Rayner is a Chartered Financial Analyst, a Senior Member of the American Society of Appraisers, and a Certified Public Accountant in the state of Texas. Ms. Rayner brings to Loyalty Ventures significant financial, executive and loyalty program expertise. Her audit committee financial expertise and technical skills in the areas of valuations, mergers and acquisitions, impairment analysis, quality and risk management controls and procedures, and international business add valuable skills to the Loyalty Ventures board of directors.

Executive Officer Biographies (Other than President & Chief Executive Officer, see above)

JOHN J. CHESNUT /	Executive Vice President, Chief Financial Officer • Age: 49

Mr. Chesnut has served as executive vice president and chief financial officer for Loyalty Ventures since November 2021. Prior to joining Loyalty Ventures, Mr. Chesnut was employed with ADS since October 2010 where he most recently served as senior vice president and treasurer beginning in May 2015. Prior to that role, he served as vice president, treasury and corporate development. Mr. Chesnut served in strategic and operating roles at Anheuser-Busch from 2004 to 2009. Prior to that, he served as the assistant controller for Builders FirstSource, Inc. after starting his career at Price Waterhouse in 1994. Mr. Chesnut holds a bachelor’s degree in accounting and honors business from the University of Texas at Austin and an MBA from the Kellogg School of Management at Northwestern University. Mr. Chesnut is a Certified Public Accountant in the state of Texas. Mr. Chesnut also serves as a director for the Women for Economic and Leadership Development, or WELD, Board, an organization committed to promoting leadership and economic opportunities for women.

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CYNTHIA L. HAGEMAN /	Executive Vice President, General Counsel & Corporate Secretary • Age: 52

Ms. Hageman has served as executive vice president, general counsel and corporate secretary for Loyalty Ventures since November 2021. Prior to joining Loyalty Ventures, Ms. Hageman was employed with ADS since April 2006, serving most recently as senior vice president, assistant general counsel and assistant corporate secretary, building increased responsibility for public company reporting and other corporate legal functions including mergers and acquisitions over her fifteen years of service. Ms. Hageman previously served as vice president, senior corporate counsel at Affiliated Computer Services, Inc. and began her legal career at Akin Gump Strauss Hauer & Feld LLP in their Dallas corporate section. Prior to attending law school, Ms. Hageman worked in various operations engineering and production supervisory capacities for Roadway Package Systems, Inc., Lake Region Medical and Texas Instruments, Inc. Ms. Hageman holds a bachelor’s degree in industrial engineering from Iowa State University, an MBA from the University of Dallas Graduate School of Management and a JD from the Southern Methodist University Dedman School of Law, where she served as managing editor of The International Lawyer, the official publication of the American Bar Association’s International Law section. Ms. Hageman is licensed to practice law with the state bar of Texas.

CLAUDIA MENNEN /	BrandLoyalty Chief Executive Officer • Age: 48

Ms. Mennen has served as BrandLoyalty’s chief executive officer since August 2019. Prior to assuming her current position, she served as the chief financial officer of the LoyaltyOne segment from March 2018 and as chief financial officer of BrandLoyalty beginning in April 2012. Prior to joining BrandLoyalty, she served as chief financial officer for Green Gas International and vice president-finance for Dockwise Shipping, after gaining ten years of experience at PricewaterhouseCoopers. Ms. Mennen serves as a supervisory board member and chairman of the audit committee at de Efteling and is a director at Stichting Administratiekantoor van gewone aandelen A van Lanschot Kempen. Ms. Mennen holds a master’s degree in information science from Tilburg University and is a Certified Public Accountant in the Netherlands.

LAURA SANTILLAN /	Senior Vice President, Chief Accounting Officer • Age: 50

Ms. Santillan has served as senior vice president and chief accounting officer for Loyalty Ventures since November 2021. Prior to her current role, she was employed with ADS where she served as senior vice president and chief accounting officer from February 2010 until November 2021. While at ADS, Ms. Santillan served in various capacities of increasing responsibility, as vice president, finance since October 2007 and senior vice president, finance since December 2009. Before joining ADS in 2004, she served as senior manager of reporting for Dresser, Inc. from February 2002 to February 2004 and director of financial reporting for Wyndham International, Inc. from 1997 to 2002. Prior to that, she was with Ernst & Young LLP from 1993 to 1997. Ms. Santillan holds a bachelor’s degree in business administration from Southern Methodist University. Ms. Santillan is a Certified Public Accountant in the state of Texas.

Loyalty Ventures Inc. 21

EXECUTIVE OFFICER COMPENSATION

The following tables set forth the compensation paid to our named executive officers (NEOs) for the fiscal years ended December 31, 2021 and 2020. Amounts for the fiscal year ended December 31, 2020 and through November 5, 2021 were paid prior to the Separation pursuant to plans approved by the compensation committee of ADS.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Charles L. Horn President and Chief Executive Officer	2021	715,385	–	952,139	–	1,400,000	73,323	135,045	3,275,892
	2020	722,608	–	–	–	1,300,000	48,434	140,686	2,211,728

Blair F. Cameron(6)(7) Former AIR MILES Reward Program, President	2021	425,172	505,269	614,075	–	1,075,413	–	34,388	2,654,317
	2020	405,286	–	877,868	–	263,436	–	65,821	1,612,411

Claudia Mennen(8) BrandLoyalty, Chief Executive Officer	2021	536,238	421,306	512,042	–	1,061,708	–	66,729	2,598,023
	2020	547,878	–	785,609	–	502,138	–	67,529	1,903,154

(1)

This column includes cash amounts paid by ADS pursuant to Sections 8.01(a)(ii)(B) and 8.02(a)(B) of the Employee Matters Agreement, representing 25% of outstanding ADS equity amounts forfeited at the time of the Separation.

(2)

Amounts in this column reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under ASC Topic 718, which for 2021 represents the closing market price of our common stock of $30.25 per share on the grant date of December 7, 2021 for Mr. Cameron’s and Ms. Mennen’s awards, and the closing market price of our common stock of $28.90 per share on the grant date of December 15, 2021 for Mr. Horn’s award. These amounts may not correspond to the actual value that will be realized by the NEOs. Awards included in the Stock Awards column were granted pursuant to the 2021 Omnibus Incentive Plan. Awards were granted to Mr. Cameron and Ms. Mennen pursuant to Sections 8.01(a)(ii)(A)(x) and 8.02(a)(B)(x) of the Employee Matters Agreement, representing 37.5% of outstanding ADS equity amounts forfeited at the time of the Separation.

(3)

This column reflects the amounts paid to each NEO in February 2022 and 2021 representing amounts earned for 2021 and 2020 performance, and in the case of Mr. Cameron and Ms. Mennen also includes amounts of cash long-term incentive awards granted pursuant to the 2021 Omnibus Incentive Plan as provided in Sections 8.01(a)(ii)(A)(x) and 8.02(a)(B)(x) of the Employee Matters Agreement, representing 37.5% of outstanding ADS equity amounts forfeited at the time of the Separation. Payout amounts were computed in accordance with pre-determined formulas for the calculation of performance-based non-equity incentive compensation under applicable balanced scorecards as well as the terms of certain other non-equity incentive plan arrangements.

(4)

Amounts in this column consist entirely of above-market earnings on compensation deferred pursuant to ADS’ Executive Deferred Compensation Plan. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 9.0% annual interest rate credited by ADS on account balances during 2020 and 2021. The company does not sponsor an executive deferred compensation plan, and amounts previously deferred will be paid out by ADS six months after the Separation.

(5)	See the Components of All Other Compensation for Fiscal Year 2021 table for further information regarding amounts included in this column.
(6)

Mr. Cameron served as our AIR MILES Reward Program President until April 2022 at which time his employment was terminated without cause. He will receive salary and benefits continuation in satisfaction of his entitlements under the Employment Standards Act, 2000.

(7)

Amounts included for Mr. Cameron are shown in U.S. dollars but were paid to Mr. Cameron in Canadian dollars. To convert the amounts paid to U.S. dollars, we used the prevailing exchange rate as of the last business day of 2021 of 0.7914 U.S. dollars per Canadian dollar.

(8)

Amounts included for Ms. Mennen are shown in U.S. dollars but were paid to Ms. Mennen in Euros. To convert the amounts paid to U.S. dollars, we used the prevailing exchange rate as of the last business day of 2021 of 1.1369 U.S. dollars per Euro.

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COMPONENTS OF All Other Compensation FOR Fiscal Year 2021

Name	Registrant Contributions to 401(k) or Other Retirement Savings Plans ($)	Life Insurance Premiums ($)	Medical and Dental Insurance Premiums ($)	Disability Insurance Premiums ($)	Other(1) ($)	Perquisites and Personal Benefits ($)
Charles L. Horn	14,500	53	15,754	1,030	7,524	96,184(2)
Blair F. Cameron(3)(4)	–	513	3,973	5,309	12,482	12,111(5)
Claudia Mennen(6)	23,556(7)	1,428	813	2,434	8,013	30,485(8)

(1)	The amounts listed represent cash paid for dividend equivalent rights on ADS restricted stock units that vested in 2021.
(2)	This amount includes $24,420 for supplemental life insurance premiums and $71,764 for commuter expenses.
(3)

Amounts included for Mr. Cameron are shown in U.S. dollars but were paid to Mr. Cameron in Canadian dollars. To convert the amounts paid to U.S. dollars, we used the prevailing exchange rate as of the last business day of 2021 of 0.7914 U.S. dollars per Canadian dollar.

(4)

Mr. Cameron served as our AIR MILES Reward Program President until April 2022 at which time his employment was terminated without cause. He will receive salary and benefits continuation in satisfaction of his entitlements under the Employment Standards Act, 2000.

(5)

This amount includes $6,146 for supplemental life insurance premiums, $2,990 in critical illness premiums, $515 in AIR MILES Reward Program awards, $704 in unemployment insurance premiums and $1,756 in wellness benefits.

(6)

Amounts included for Ms. Mennen are shown in U.S. dollars but were paid to Ms. Mennen in Euros. To convert the amounts paid to U.S. dollars, we used the prevailing exchange rate as of the last business day of 2021 of 1.1369 U.S. dollars per Euro.

(7)	This amount represents the company’s contributions to Ms. Mennen’s pension scheme and pension allowance.
(8)	This amount represents $19,354 for a car lease, $142 for a smart working allowance and $10,989 for social security in the Netherlands.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table provides information on the outstanding equity awards in the form of restricted stock units for each of our NEOs. Each equity award is shown separately for each NEO, with the vesting schedule for each award detailed in the footnotes.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Charles L. Horn						32,946	(2)	990,686
Blair F. Cameron(3)						7,612	(4)	228,893
						12,688	(5)	381,528
Claudia Mennen						6,347	(6)	190,854
						10,580	(7)	318,141

(1)

Market values of the restricted stock unit awards shown in this table are based on the closing market price of our common stock as of December 31, 2021, which was $30.07, and assumes the satisfaction of the applicable time-based and performance-based vesting conditions, if any.

(2)	Stock units subject to time-based restrictions. The restrictions are scheduled to lapse on 10,872 units on each of 12/15/22 and 12/15/23 and on 11,202 units on 12/15/24.
(3)

Mr. Cameron served as our AIR MILES Reward Program President until April 2022 at which time his employment was terminated without cause. He will receive salary and benefits continuation in satisfaction of his entitlements under the Employment Standards Act, 2000.

(4)	Stock units subject to time-based restrictions. The restrictions are scheduled to lapse on 7,612 units on 2/16/24. In connection with Mr. Cameron’s termination without cause, the award was forfeited.
(5)

Stock units subject to time-based restrictions. The restrictions are scheduled to lapse on 4,186 units on 2/16/22, on 4,187 units on 2/16/23 and on 4,315 units on 2/16/24. In connection with Mr. Cameron’s termination without cause, the units with remaining restrictions were forfeited.

(6)	Stock units subject to time-based restrictions. The restrictions are scheduled to lapse on 6,347 units on 2/16/24.
(7)	Stock units subject to time-based restrictions. The restrictions are scheduled to lapse on 3,490 units on 2/16/22, on 3,492 units on 2/16/23 and on 3,598 units on 2/16/24.

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OtHER PLANS OR AGREEMENTS GOVERNING EXECUTIVE AND DIRECTOR COMPENSATION

2021 Omnibus Incentive Plan. In connection with the Separation, Loyalty Ventures and its sole stockholder adopted and approved the 2021 Omnibus Incentive Plan. The 2021 Omnibus Incentive Plan is intended to advance our interests and the interests of its stockholders by providing a means to attract, retain and reward certain employees and other key service providers and to enable such individuals to acquire or increase a proprietary interest in us, thereby promoting a closer identity of interest between such individuals and our stockholders. The 2021 Omnibus Incentive Plan provides for grants of incentive and non-equity qualified stock options, stock appreciation rights, restricted share awards and performance awards, restricted stock units, performance awards and cash incentive awards, cash-based awards and other share-based awards. The 2021 Omnibus Incentive Plan is administered by the compensation committee and any officers, employees, directors or consultants performing services for us or our affiliates who are selected by the compensation committee may participate in the 2021 Omnibus Incentive Plan, but only employees will be eligible to receive incentive stock options.

Change in Control—Impact on Outstanding Equity. Under our 2021 Omnibus Incentive Plan, the compensation committee, as the plan administrator, may accelerate vesting of outstanding equity or other plan awards, including restricted stock units, in the event of a change in control. Further, if a participant’s employment or other service is terminated by the company or other surviving entity without cause or the participant resigns for good reason within 12 months after a change in control, all restrictions on any awards held by the participant will lapse and the awards will be immediately and fully vested. Further, stock options will be exercisable until the earlier of the end of the option term or the end of the one-year period following such event.

Loyalty Ventures Inc. Pre-Approved Defined Contribution Plan (Profit Sharing/401(k) Plan). The Loyalty Ventures Inc. Pre-Approved Defined Contribution Plan (Profit Sharing/401(k) Plan) is a defined contribution plan that is qualified under IRC Section 401(k). Eligible employees can participate in the 401(k) plan immediately upon joining the company and after 180 days of employment begin receiving company matching contributions. The 401(k) plan covers eligible U.S. employees. Loyalty Ventures matches dollar-for-dollar up to six percent of an employee’s eligible compensation. All matching contributions are immediately vested.

Indemnification Agreements. We have entered into indemnification agreements with each of our NEOs and non-employee directors so that they may serve the company without undue concern for their protection in connection with their services. These agreements provide that we indemnify such persons against certain liabilities that may arise by reason of their status or service as an officer or director, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy that we may choose to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted by Delaware law and are in addition to any other rights the indemnitee may have under our amended and restated certificate of incorporation, amended and restated bylaws and applicable law.

Employee Matters Agreement, as amended. In connection with the Separation, we entered into an Employee Matters Agreement with ADS that governs each company’s respective compensation and benefit obligations with respect to current and former employees, directors and consultants, including with respect to the forfeiture and replacement of ADS equity grants held by employees included in the spinoff.

Employee Covenants Agreement. We have entered into employee covenants agreements with each of our U.S.-based employees, including Mr. Horn. The agreement provides for the protection of the confidential information of Loyalty Ventures; assignment to Loyalty Ventures of any intellectual property developed as an employee of Loyalty Ventures; an agreement not to solicit Loyalty Ventures customers or other Loyalty Ventures employees for a period of one year after leaving Loyalty Ventures; an agreement not to interfere with vendors and suppliers of Loyalty Ventures for a period of one year after leaving Loyalty Ventures; and agreement to not directly provide services to a Loyalty Ventures customer on behalf of a competitor for a period of one year after leaving Loyalty Ventures; to return all Loyalty Ventures property and confidential information upon termination of employment; to avoid conflicts of interest while employed by Loyalty Ventures; and to (for VP’s and above only) provide a minimum 90 days notice (compensated) of any decision to voluntarily terminate employment with Loyalty Ventures, to provide for transition of responsibilities.

Loyalty Ventures Inc. 24

Employment agreements. BrandLoyalty has entered into an employment agreement and an addendum to the employment agreement with Ms. Mennen, which is customary for employees in the Netherlands. The employment agreement and addendum with Ms. Mennen provide that she is entitled to receive an annual base salary and a holiday allowance equal to 8% of her base salary. Pursuant to the employment agreement, Ms. Mennen is eligible to participate in the Loyalty Ventures long-term incentive plan and receive an annual equity award with a value of $850,000, subject to her continued employment on the grant date. The employment agreement with Ms. Mennen also provides that each year a new, individual bonus agreement will be provided, consisting of company and personal performance targets. Ms. Mennen is also entitled to a car lease based on BrandLoyalty’s Car Policy. If Ms. Mennen’s employment is terminated at the initiative of the company (provided that such termination is not caused by an act or omission of Ms. Mennen that can be qualified as a negligent or culpable act or behavior), then she will be entitled to receive a severance payment in the gross amount of 100% of her base salary (including her holiday allowance), as well as a pro rata bonus based on actual performance of the financial targets set at the beginning of the applicable year. In connection with her employment agreement addendum, Ms. Mennen is subject to the following restrictive covenants: during employment and for one year thereafter, Ms. Mennen may not (i) compete with any person, institution, company or business which undertakes activities which compete with those of BrandLoyalty and/or its affiliates; (ii) maintain business contacts, directly or indirectly, with clients or potential clients with whom BrandLoyalty was in contact with during the last year of Ms. Mennen’s employment; and (iii) induce employees or persons who, in the period of a year prior to Ms. Mennen’s termination, are or have been employed by BrandLoyalty and/or its affiliates.

Group retirement savings plan and deferred profit sharing plan (AIR MILES Reward Program). We maintain the Group Retirement Savings Plan of the Loyalty Group, or GRSP, which is a group retirement savings plan registered with the Canada Revenue Agency. Contributions made by Canadian employees on their behalf or on behalf of their spouse to the GRSP, and income earned on these contributions, are not taxable to employees until withdrawn from the GRSP. Employee contributions eligible for company match may not exceed the overall maximum allowed by the Income Tax Act (Canada); the maximum tax-deductible GRSP contribution is set by the Canada Revenue Agency each year. Eligible full-time employees can participate in the GRSP after three months of employment and eligible part-time employees after six months of employment. We also maintain the Deferred Profit Sharing Plan, or DPSP, which is a legal trust registered with the Canada Revenue Agency. Employees become eligible to receive company matching contributions into the DPSP on the first day of the calendar quarter following twelve months of employment. Based on the eligibility guidelines, the Company matches an employee’s contribution dollar-for-dollar up to five percent of the employee’s eligible compensation. Contributions made to the DPSP reduce an employee’s maximum contribution amounts to the GRSP under the Income Tax Act (Canada) for the following year. All company matching contributions into the DPSP vest after receipt of one continuous year of DPSP contributions.

Canadian supplemental executive retirement plan. We maintain the Canadian Supplemental Executive Retirement Plan, which allows for a defined group of management and highly compensated employees of LoyaltyOne, Co. to defer on a pre-tax basis a portion of their compensation and bonuses payable for services rendered and to receive certain employer contributions.

Loyalty Ventures Inc. 25

Compensation practices

Equity Compensation Plan Information – OUtstanding Grants and Securities Available for Future Issuance:

As of December 31, 2021, as a result of grants made under our 2021 Omnibus Incentive Plan, there were outstanding 222,230 unvested time-based restricted stock units. The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under the 2021 Omnibus Incentive Plan or the 2021 Employee Stock Purchase Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	222,230	$	N/A	2,225,000	(1)
Equity compensation plans not approved by security holders	None		N/A	None
Total	222,230	$	N/A	2,225,000	(2)
(1)	Includes 1,000,000 shares available for future issuance under our 2021 Employee Stock Purchase Plan.
(2)	Effective February 1, 2022, an additional 737,557 shares of common stock were added to our 2021 Omnibus Incentive Plan, for an aggregate of 1,962,557 shares in the 2021 Omnibus Incentive Plan.

Loyalty Ventures Inc. 26

Following certain significant corporate events, unusual and non-recurring corporate events or changes in applicable laws, regulations or accounting principles, the compensation committee has the authority, subject to certain restrictions set forth in the 2021 Omnibus Incentive Plan to waive performance conditions relating to an award and to make adjustments to any award that the compensation committee feels are appropriate. Further, the compensation committee may reduce payout amounts under performance-based awards if, in the discretion of the compensation committee, such a reduction is appropriate. The compensation committee may not, however, increase the payout amount for any such performance-based award. In addition, this plan does not permit stock options to be “repriced” at a lower exercise price, or otherwise modified or amended in such a manner that would constitute a “repricing.”

establishing THE Proxy PEER group

Following the ADS board’s determination to spin off its LoyaltyOne segment in May 2021, ADS’ senior management team engaged compensation consultants from the Lockton-Dunning Series of Lockton Companies, LLC to establish a proxy peer group and perform an executive and director compensation analysis for Loyalty Ventures Inc. to ensure competitive pay levels were established. Since Loyalty Ventures has limited market peers, Lockton undertook a thorough review of companies in the sub-industry GICS code to which management expected Loyalty Ventures to be assigned and those most similar. Lockton further filtered the potential proxy peers based on revenue and market cap considerations, and from a pool of nearly 100 companies recommended the following 14 peer companies that were selected by the ADS compensation committee.

		Market Cap ($M)	Relative to LYLT		FY21
Company Name	Symbol	as of 3/10/22	Market Cap	Revenue	Revenue ($M)
Loyalty Ventures Inc.	LYLT	469	—	—	735
Advantage Solutions Inc.	ADV	1,912	4.1x	4.9x	3,602
Cardlytics, Inc.	CDLX	1,789	3.8x	0.4x	267
comScore, Inc.	SCOR	243	0.5x	0.5x	367
Criteo S.A.	CRTO	1,642	3.5x	3.1x	2,254
Fluent, Inc.	FLNT	147	0.3x	0.4x	329
Groupon, Inc.	GRPN	560	1.2x	1.3x	967
LiveRamp Holdings, Inc.	RAMP	2,513	5.4x	0.6x	443
Nielsen Holdings plc	NLSN	6,510	13.9x	4.8x	3,500
Points.com Inc.	PCOM	258	0.5x	0.5x	370
Quotient Technology Inc.	QUOT	609	1.3x	0.7x	521
The Trade Desk, Inc.	TTD	30,559	65.1x	1.6x	1,196
Tripadvisor, Inc.	TRIP	3,331	7.1x	1.2x	902
Verint Systems Inc.	VRNT	3,240	6.9x	1.7x	1,274
Yelp Inc.	YELP	2,341	5.0x	1.4x	1,032

Loyalty Ventures Inc. 27

Director Compensation

The compensation committee will periodically review the form and amount of board compensation for non-employee directors on a bi-annual basis. Members of our board of directors who are also officers or employees of our company, currently only Mr. Horn, do not receive compensation for their services as a director. The ADS compensation committee considered the comprehensive market data collected and analyzed by Lockton-Dunning Series of Lockton Companies, LLC at the request of ADS’ senior management team in connection with the Separation as a benchmark for competitive pay. Lockton utilized the same peer group as was used to evaluate executive compensation. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Non-employee director compensation includes an annual cash retainer that varies by committee and role as well as annual equity awards consisting of restricted stock units. The annual retainers are paid on a quarterly basis in arrears and equity awards are made at the beginning of the director’s service year with a one-year cliff vest coinciding with the completion of the board service year.

Annual Retainers. Non-employee directors receive an annual cash retainer of $45,000. The board chair receives an additional cash retainer of $80,000; the audit committee chair receives an additional cash retainer of $22,750, while each other audit committee member receives an additional cash retainer of $10,000; the compensation committee chair receives an additional cash retainer of $15,000, while each other compensation committee member receives an additional cash retainer of $7,125; and the corporate governance and nominating committee chair receives an additional cash retainer of $10,000, while each other corporate governance & nominating committee member receives an additional cash retainer of $5,000. For the 2021-2022 partial year service term of the board of directors that began in November 2021, non-employee directors received a pro-rated portion of the cash retainers.

Annual Equity Award.  Non-employee directors receive an annual equity award of $150,000, which will vest on the first anniversary of the grant date. For the 2021-2022 partial year service term of the board of directors that began in November 2021, non-employee directors received a pro-rated annual equity award of $100,000. Time-based restrictions on the restricted stock units granted to non-employee directors will lapse one year from the grant date of December 15, 2021.  Please see page 10 for information about stock ownership guidelines for our directors.

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2021.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Graham W. Atkinson(2)	12,021	95,226	–	–	–	–	107,247
Roger H. Ballou(3)	22,854	95,226	–	–	–	–	118,080
Rick A. Genovese(4)	11,667	95,226	–	–	–	–	106,893
Barbara A. Rayner(5)	12,125	95,226	–	–	–	–	107,351

(1)

Charles L. Horn is not included in this table because he was an executive officer of the company during 2021 and thus received no compensation for his service as a director. The compensation received by Mr. Horn as an executive officer of the company is shown in the Summary Compensation Table.

(2)	As of December 31, 2021, Mr. Atkinson held 3,295 restricted stock units.
(3)	As of December 31, 2021, Mr. Ballou held 3,295 restricted stock units.
(4)	As of December 31, 2021, Mr. Genovese held 3,295 restricted stock units.
(5)	As of December 31, 2021, Ms. Rayner held 3,295 restricted stock units.

The amounts reported in the Stock Awards column reflects the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under ASC Topic 718, which represents the closing market price of our common stock of $28.90 per share on the grant date of December 15, 2021 for awards granted to non-employee directors. Awards granted in 2021 and included in the Stock Awards column were granted pursuant to the 2021 Omnibus Incentive Plan.

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OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2022 (or such other date for which information is publicly available as set forth below) by (1) each person who is known by us to be a beneficial owner of more than 5% of our common stock, (2) each director and nominee for director, (3) each NEO and (4) all of our executive officers and directors as a group. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

For purposes of this table, shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of March 31, 2022 and such shares will be included in computing the percentage of beneficial ownership of that person and any group of which that person is a member, but such shares are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. The number of shares beneficially owned by each stockholder, director or executive officer is determined according to the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Percentage of beneficial ownership is based on 24,611,546 shares of our common stock outstanding on March 31, 2022.

	Amount of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class
5% Shareholders
Bread Financial Holdings, Inc. (formerly Alliance Data Systems Corporation)(1) 7500 Dallas Parkway, Suite 700 Plano, Texas 75024	4,671,194	19.0%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	2,779,825	11.3%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,098,186	8.5%
Redwood Capital Management, LLC(4) 250 West 55th Street, 26th Floor New York, New York 10019	1,791,973	7.3%
Franklin Mutual Advisers, LLC(5) 101 John F. Kennedy Parkway Short Hills, New Jersey 07078-2789	1,421,032	5.8%
Directors and Executive Officers
Graham W. Atkinson	—	—
Roger H. Ballou	7,253	*
Blair F. Cameron	2,495	*
John J. Chesnut	3,767	*
Richard A. Genovese	—	—
Cynthia L. Hageman	4,317	*
Charles L. Horn	15,797	*
Claudia Mennen	1,827	*
Barbara L. Rayner	—	—
Laura Santillan	11,151	*
All directors and executive officers as a group (ten persons)	46,607	*

*Less than 1%

(1)Based on a Schedule 13G filed February 11, 2022. Pursuant to the Separation and Distribution Agreement between Alliance Data Systems Corporation and Loyalty Ventures Inc. entered into on November 5, 2021 related to the spinoff, Alliance Data Systems Corporation irrevocably agreed to vote, with respect to any matter, all of the shares of Loyalty Ventures Inc.’s common stock owned by Alliance Data Systems Corporation in proportion to the votes cast by Loyalty Ventures Inc.’s other stockholders on each such matter. As a result, Bread Financial Holdings, Inc. does not exercise voting power over any of the shares of Loyalty Ventures Inc.’s common stock beneficially owned.

(2)Based on a Schedule 13G/A filed January 27, 2022, BlackRock, Inc. beneficially owns 2,779,825 shares of common stock, over which it has sole voting power with respect to 2,512,844 of such shares and sole dispositive power with respect to all of such shares, through its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Fund

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Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited and BlackRock Fund Managers Ltd.

(3)Based on a Schedule 13G filed February 10, 2022, The Vanguard Group Inc. beneficially owns 2,098,186 shares of common stock, over which it has sole dispositive power with respect to 2,071,656 of such shares; shared voting power with respect to 9,106 of such shares; and shared dispositive power with respect to 26,530 of such shares.

(4)Based on a Schedule 13G filed February 18, 2022, Redwood Capital Management, LLC beneficially owns 1,791,973 shares of common stock, over which it has shared voting and dispositive power with respect to all of such shares through its affiliates Redwood Capital Management Holdings, LP, Double Twins K, LLC and Ruben Kliksberg and with respect to 1,263,408 of such shares with affiliate Redwood Master Fund, Ltd.

(5)Based on a Schedule 13G filed February 2, 2022, Franklin Mutual Advisers, LLC beneficially owns 1,421,032 shares of common stock, over which it has sole voting power with respect to 1,398,764 of such shares and sole dispositive power with respect to all of such shares, through investment management contracts with one or more open-end investment companies or other managed accounts that are investment management clients of Franklin Mutual Advisers, LLC.

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AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of the company’s financial statements; (2) the company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications, independence and performance; and (4) the performance of the company’s internal audit department. The audit committee appoints, compensates, and oversees the work of the independent registered public accounting firm. The audit committee reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves and pre-approves professional services provided by the independent registered public accounting firm, considers the range of audit and non-audit fees, and reviews the adequacy of the company’s financial reporting process. The audit committee met with the independent registered public accounting firm without the presence of any of the other members of the board of directors or management and met with the full board of directors without the presence of the independent registered public accounting firm to help ensure the independence of the independent registered public accounting firm. The board of directors has adopted a written charter for the audit committee, posted at https://www.loyaltyventures.com/corporate-governance/governance-overview.

The audit committee obtained from the independent registered public accounting firm, Deloitte & Touche LLP, the written disclosures and the letter from the independent registered public accounting firm as required by applicable Public Company Accounting Oversight Board (United States), or PCAOB, standards regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence. Based on the foregoing, the audit committee has satisfied itself that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the firm’s independence. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the PCAOB and SEC. The lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated at least every five years. The audit committee also discussed with management, internal audit, and the independent registered public accounting firm the quality and adequacy of the company’s disclosure controls and procedures. In addition, the audit committee reviewed with internal audit the risk-based audit plan, responsibilities, budget, and staffing.

The audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the year ended December 31, 2021. Management has the responsibility for the preparation of the financial statements and the reporting process. The independent registered public accounting firm has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on the review and discussions with management and the independent registered public accounting firm as described in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

This report has been furnished by the current members of the audit committee.

Graham W. Atkinson

Richard A. Genovese

Barbara L. Rayner, Chair

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PROPOSAL tWO:

Ratification of the Selection of the Independent

Registered Public Accounting Firm

In accordance with its charter, the audit committee is directly responsible for the appointment, compensation (including the negotiation of audit fees), retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. The audit committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm for Loyalty Ventures Inc. in 2022. Deloitte & Touche LLP has served as the independent registered public accounting firm for our AIR MILES Reward Program segment since 1998 and our BrandLoyalty segment since 2014.

Before reappointing Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2022, the audit committee carefully considered Deloitte & Touche LLP’s qualifications. This included a review of Deloitte & Touche LLP’s performance in prior years, its knowledge of the company and its operations as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters required to be considered under rules of the SEC with respect to the independence of the independent registered public accounting firm, including the nature and extent of non-audit services of which there were none in 2021. In accordance with SEC rules, the lead partner overseeing the company’s engagement will rotate every five years, and the audit committee and its chair will be directly involved in Loyalty Ventures’ selection of the lead engagement partner. The lead engagement partner for 2022 is not currently and has not previously provided services to ADS.

The audit committee believes that, if handled properly, there are numerous benefits of a long-tenured independent registered public accounting firm relationship, including:

✓	higher audit quality due to Deloitte & Touche LLP’s deep understanding of our business and accounting policies and practices;
✓	efficient fee structures due to Deloitte & Touche LLP’s industry expertise and familiarity with us; and
✓	avoidance of significant costs and disruptions (including board and management time and distractions) that would be associated with retaining a new independent registered public accounting firm.

Nonetheless, the audit committee is also aware that a long-tenured independent registered public accounting firm may be believed by some to pose an independence risk. To address these concerns, there are robust safeguards for independence, including:

✓	a strong regulatory framework for independence, including limitations on non-audit services and mandatory audit partner rotation requirements for our independent registered public accounting firm;
✓	conducting regular private meetings separately with each of Deloitte & Touche LLP and our management at the end of each regularly scheduled audit committee meeting, as necessary;
✓	oversight of Deloitte & Touche LLP that includes regular communication on and evaluation of the quality of the audit and independence of the independent registered public accounting firm;
✓	Deloitte & Touche LLP’s own internal independence processes and compliance reviews;
✓	annual assessment of Deloitte & Touche LLP’s qualifications, service quality, sufficiency of resources, quality of communications, independence, working relationship with our management, objectivity, and professional skepticism;
✓	interviewing and approving the selection of Deloitte & Touche LLP’s new lead engagement partner with each rotation; and
✓	considering periodically whether to conduct a search or request for proposal process for a new independent registered public accounting firm.

A representative of Deloitte & Touche LLP is expected to be present at the 2022 annual meeting and will have an opportunity to make a statement if so desired and to answer appropriate questions from the stockholders.

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In connection with the audit of the 2021 financial statements, we entered into an engagement letter with Deloitte & Touche LLP in November 2021 following the Separation that sets forth the terms by which Deloitte & Touche LLP performed audit services for us. That engagement letter is subject to a limitation on our right to assign or transfer a claim without the prior written consent of Deloitte & Touche LLP. The audit committee does not believe that such provision limits the ability of stockholders to seek redress from Deloitte & Touche LLP. Loyalty Ventures Inc. did not exist prior to June 2021 and thus have no audit fees to report prior to that time.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether it is appropriate to select a different independent registered public accounting firm. In such event, the audit committee may retain Deloitte & Touche LLP, notwithstanding the fact that the stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the audit committee reserves the right in its discretion to select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Fees and Services:

The billed fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, during 2021 were as follows:

2021
Audit Fees(1)	$2,392,993
Audit-Related Fees(2)	0
Tax Fees(3)	0
All Other Fees(4)	1,895
Total Fees	$2,394,888
(1)	Consists of fees for the audits of our financial statements for the years ended December 31, 2021 and reviews of our interim quarterly financial statements.
(2)	Consists of fees for accounting consultations as well as due diligence services related to potential business acquisitions/dispositions.
(3)	Consists of fees for tax consultation and advice and tax return preparation.
(4)	Consists of all other non-audit related fees, including annual subscription licenses.

If a quorum is present and a majority of the votes cast at the meeting on the proposal are in favor of Proposal Two, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 will be ratified. For shares represented by proxy, John J. Chesnut and Laura Santillan, and each of them, as proxies, will vote your proxy “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 unless you instruct otherwise or you vote against Proposal Two. Votes marked “For” Proposal Two will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

The board of directors recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2022.

Loyalty Ventures Inc. 33

Additional Information

Our board of directors is soliciting your proxy to vote at the 2022 annual meeting of stockholders to be held on May 26, 2022 at 10:00 a.m. Central Time and any adjournments or postponements of that meeting. The meeting will be held in a virtual format only via webcast that stockholders may register for by visiting www.proxydocs.com/LYLT and entering the unique control on their proxy card, Notice of Internet Availability of Proxy Materials or other instructions accompanying the proxy materials they receive. Advance registrations must be completed no later than 5:00 p.m. Eastern Time on May 24, 2022 in order to attend.

Questions and Answers about the Proxy Process

What is Loyalty Ventures Inc.?

On October 13, 2021, the board of directors of ADS approved the previously announced Separation of its LoyaltyOne segment, consisting of the Canadian AIR MILES Reward Program and BrandLoyalty businesses, into an independent, publicly-traded company, Loyalty Ventures Inc. On November 5, 2021, the date of the Separation, 81% of the outstanding shares of Loyalty Ventures were distributed pro rata based on the outstanding shares of ADS common stock at the close of business on the record date of October 27, 2021, with ADS retaining the remaining 19% of the outstanding shares of Loyalty Ventures. ADS stockholders of record that did not sell their rights to receive Loyalty Ventures stock before the close of business on November 5, 2021 received one share of Loyalty Ventures common stock for every two and one-half shares of ADS common stock. Additionally, Loyalty Ventures made a cash distribution of $750.0 million to ADS on November 3, 2021 as part of the Separation. The distribution qualified as a tax-free reorganization and a tax-free distribution to ADS and its stockholders for U.S. federal income tax purposes. On November 8, 2021, “regular-way” trading of Loyalty Ventures’ common stock began on the Nasdaq Global Select Market under the symbol “LYLT.”

What is the purpose of holding this meeting?

We are holding the 2022 annual meeting of stockholders to:

✓	re-elect Class I directors, and
✓	ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

Our director nominee, who is currently serving as our director, has been recommended by our corporate governance and nominating committee to serve on our board of directors; and our board of directors has nominated that nominee and recommends that our stockholders re-elect her as our Class I director for a three-year term. The board of directors also recommends that our stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

If I am a Stockholder, how do I access, vote and participate in the 2022 virtual Annual Meeting?

To attend the 2022 Annual Meeting, examine our list of stockholders, vote and/or submit your questions in advance of the 2022 Annual Meeting, please register by visiting www.proxydocs.com/LYLT, and entering the unique control number on your proxy card, Notice of Internet Availability of Proxy Materials or instructions accompanying the proxy materials you previously received. Upon completing your registration, you will receive an email with additional instructions and a unique link that will allow you to access the 2022 Annual Meeting. If you have difficulty accessing the meeting, you may call the technical support number included in the instructional email and technicians will be available to assist you.

How can stockholders submit questions for the virtual 2022 Annual Meeting?

Stockholders will have the opportunity to submit questions in advance of and during the Annual Meeting.

✓	In advance of the annual meeting.
o	Stockholders may submit questions in advance of the virtual annual meeting by emailing the question and proof of ownership to investorrelations@loyalty.com. The deadline to submit questions by email in advance is 5:00 p.m. Eastern Time on May 24, 2022. Proof of ownership includes a copy of one of the following: (i) your proxy card or voting instruction form; (ii) your

Loyalty Ventures Inc. 34

Computershare account statement or bank or brokerage account statement indicating your ownership of our common stock as of the record date, March 28, 2022; or (iii) the Notice Regarding the Availability of Proxy Materials.

o	Stockholders may register to attend the virtual annual meeting and submit questions in advance by visiting www.proxydocs.com/LYLT, and entering the unique control number on your proxy card, Notice of Internet Availability of Proxy Materials or instructions accompanying the proxy materials you previously received. Upon completing your registration, you will receive an email with additional instructions and a unique link that will allow you to access the 2022 Annual Meeting, and this link will permit you to submit questions in advance of the meeting. The deadline for registration and submission of questions in advance is 5:00 p.m. Eastern Time on May 24, 2022.

Questions submitted that are pertinent to Loyalty Ventures and the items being voted on by stockholders during the 2022 Annual Meeting will be read aloud and answered, as time permits and in accordance with meeting procedures and the rules of conduct for the 2022 Annual Meeting. Questions regarding personal matters, including those related to employment, product or service issues, or related to strategic transactions are not pertinent to meeting matters and, therefore, will not be answered. Substantially similar questions will be grouped, summarized and answered together due to time constraints. Our investor relations or general counsel’s office will respond to other questions not answered during the 2022 Annual Meeting, as appropriate. Further if there are appropriate questions pertinent to the proposals under consideration that cannot be answered during the 2022 Annual Meeting due to time constraints, management will post answers to a representative set of such questions on the “Investor Relations” page of our website at www.loyaltyventures.com as soon as practicable after the 2022 Annual Meeting.

Why did I receive these materials?

All of our stockholders as of the close of business on March 28, 2022, the record date, are entitled to vote at our 2022 annual meeting. We are required by law to distribute the Notice of Internet Availability of Proxy Materials or a full set of proxy materials to all of our stockholders as of the record date. Our only voting securities are shares of our common stock, of which there were 24,611,546 shares outstanding as of March 28, 2022. We will have a list of registered stockholders available for inspection by stockholders for any legally valid purpose related to the 2022 Annual Meeting both during the virtual 2022 Annual Meeting accessible through the unique link provided for stockholders upon registration and for at least ten days prior to the 2022 Annual Meeting, during regular business hours, at our principal executive offices located at 8235 Douglas Avenue, Suite 1200, Dallas, Texas 75225.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

Pursuant to SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials or proxy card contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

We are providing those of our stockholders that have previously requested a paper copy of our proxy materials with paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials. Our proxy materials are also available on our company website at www.loyaltyventures.com.

How does the proxy process and stockholder voting operate?

The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled stockholder meeting, describe the directors presented for election and include information about each of the proposals to be voted on at the annual meeting, as well as other information required to be disclosed to stockholders. Stockholders may vote by telephone or through the Internet, or by returning a proxy card, without having to attend the virtual stockholder meeting.

By executing a proxy, you authorize Mr. Chesnut and Ms. Santillan, and each of them, to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to

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obtain the necessary stockholder approval for proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting, virtually or by proxy. Voting by proxy ensures we obtain a quorum and complete the stockholder vote. It is important that you attend the meeting virtually or grant a proxy to vote your shares to assure a quorum is present so corporate business can be transacted. If a quorum is not present, we must adjourn the meeting and solicit additional proxies, which is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

What does it mean if I receive more than one set of materials?

This means your ownership of shares is registered under different names. For example, you may own some shares directly as a “registered stockholder” and other shares through a broker, which we refer to as “beneficial stockholders,” or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. You need to respond according to the instructions provided in each set of proxy materials to ensure all of the shares you own are properly represented at the annual meeting.

If I am a beneficial stockholder and own my shares through a broker, how is my vote recorded?

Brokers typically own shares of common stock for many stockholders who are referred to as “beneficial stockholders.” In this situation, the “registered stockholder” on our stock register is the broker or its nominee. The beneficial stockholders do not appear in our stockholder register, and their ownership is often referred to as holding shares in “street name.” Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial stockholders, and we provide the broker with the appropriate number and type of proxy materials. Each broker then forwards the appropriate proxy materials to its clients who are beneficial stockholders to obtain their votes. When you receive proxy materials from your broker, instructions will be included to submit your voting instructions to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy reflecting the aggregate votes of the beneficial stockholders for whom it holds shares.

How and when do I vote?

Prior to the meeting: Whether or not you expect to attend the 2022 virtual annual meeting of stockholders, we urge you to vote or grant your proxy to vote your shares. You may vote or grant your proxy to vote through the Internet or by telephone by following the instructions on your proxy card or Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy card, grant your proxy to vote by signing and dating each proxy card you received, indicating your voting preference on each proposal, and returning each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares will be voted in favor of (1) the Class I director nominee; and (2) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, all in accordance with the recommendation of our board of directors. If you are the beneficial stockholder of shares held in street name through a broker, trustee or nominee, you must follow that nominee’s instructions to vote.

During the meeting: Whether or not you have previously submitted your proxy, you may vote your shares if you attend the virtual annual meeting. In order to vote your shares at the virtual annual meeting, you must register to gain access to the virtual annual meeting prior to attendance. Please see “Attending the Virtual Annual Meeting” below for more information.

Does my vote matter?

Yes. Corporations are required to obtain stockholder approval for the election of directors and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is present so corporate business can be transacted.

What constitutes a quorum?

Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence at the annual meeting, virtually or by proxy, of stockholders holding a majority of our issued and outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the 2022 virtual annual meeting of stockholders. Shares that are represented at the virtual annual meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which

Loyalty Ventures Inc. 36

they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial stockholders or persons entitled to vote) will be counted as shares present and entitled to vote in determining whether a quorum is present at the virtual annual meeting. The inspector of election appointed for the virtual annual meeting will determine the number of shares of our common stock present at the virtual annual meeting, determine the validity of proxies and ballots, determine whether a quorum is present, and count all votes and ballots.

What vote is required to approve each of the proposals being voted on?

Proposal One – Re-Election of Directors:  If a quorum is present, directors are elected by a plurality (or the largest number) of the votes present at the meeting or represented by proxy and entitled to vote. For purposes of the election of directors, “broker non-votes” and “Abstentions” will not be counted as votes cast and thus will have no effect on the outcome of the election of directors.

Proposal Two – Ratification of the Selection of the Independent Registered Public Accounting Firm:  If a quorum is present, and a majority of the votes cast, at the meeting on the proposal are voted in favor of Proposal Two, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 will be ratified. Votes marked “For” Proposal Two will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022. An “Abstention” with respect to Proposal Two will not be counted as a vote cast on that item and thus will have no effect on the outcome of Proposal Two. As discussed below, Proposal Two is a routine matter and if you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on Proposal Two. Except as otherwise directed, proxies solicited by the board of directors will be voted to approve the selection by the audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

What is the effect of not voting?

The effect of not voting depends on how you own your shares. If you own shares as a registered stockholder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is present, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker as a beneficial stockholder and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker with voting instructions, your broker may or may not vote your shares, depending upon the proposal.

If I am a beneficial stockholder and do not vote, will my broker vote for me?

If you own your shares through a broker as a beneficial stockholder and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement. Proposal One set forth in this proxy statement is not considered to be a routine matter and brokers will not be permitted to vote unvoted shares on this proposal. Proposal Two is a routine matter on which brokers will be permitted to vote unvoted shares.

Is my vote confidential?

It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than an inspector of election or a non-employee tabulator of votes, except: (1) as necessary to meet applicable legal and stock exchange listing requirements; (2) to assert claims for or defend claims against us; (3) to allow the inspector of election to certify the results of the stockholder vote; (4) in the event of a contested proxy solicitation; or (5) if a stockholder has requested that their vote be disclosed.

Can I revoke my proxy and change my vote?

You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered stockholder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to Corporate Secretary, Loyalty Ventures Inc., 8235 Douglas Avenue, Suite 1200, Dallas, Texas 75225; (2) by submitting another valid proxy bearing a later date; or (3) by attending the virtual annual meeting and voting your shares during the meeting. If you are a beneficial stockholder, you may either (1) contact your broker to revoke your proxy or (2) register for, attend and vote your shares during the virtual annual meeting.

Loyalty Ventures Inc. 37

Will any other business be transacted at the meeting? If so, how will my proxy be voted?

We do not know of any business to be transacted at the 2022 annual meeting other than the re-election of directors; and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, each as described in this proxy statement. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Who counts the votes?

If you are a registered stockholder, your vote, as provided by mail, telephone, through the Internet or during the annual meeting, will be returned or delivered directly to Mediant Communications Inc. for tabulation. As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy to Mediant on behalf of its clients. Votes will be counted and certified by the inspector of election.

Will you use a soliciting firm to receive votes?

We use Mediant Communications Inc. and their agents, as well as brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies. We will bear the entire cost of solicitation of proxies.

What is the deadline for submitting proposals, including director nominations, for our 2023 annual meeting?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials:  If any of our stockholders intends to present a proposal for consideration at the 2023 annual meeting, excluding the nomination of directors, and desires to have such proposal included in the proxy statement and form of proxy distributed by the board of directors with respect to such meeting, such proposal must be in writing and received by us not later than December 15, 2022. Proposals may be submitted by eligible stockholders and must comply with the relevant regulations of the SEC regarding stockholder proposals.

Requirements for Stockholder Proposals or Director Nominations to Be Brought Before the 2023 Annual Meeting:  If any of our stockholders intends to present a director nominee or proposal for consideration at the 2023 annual meeting without inclusion in the proxy statement, notice of such proposal must be in writing and received by our Corporate Secretary no sooner than December 27, 2022 and no later than January 26, 2023. Any such notice must comply with our bylaws. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority with respect to proxies.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Loyalty Ventures’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

A copy of our bylaws is available from our Corporate Secretary upon written request. Requests or proposals should be directed to Corporate Secretary, Loyalty Ventures Inc., 8235 Douglas Avenue, Suite 1200, Dallas, Texas 75225.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our annual report on Form 10-K for the year ended December 31, 2021, for one year following the annual meeting of stockholders. If you are a beneficial stockholder and a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received. If you are a registered stockholder, you may request, without charge, a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received or by written request directed to Corporate Secretary, Loyalty Ventures Inc., 8235 Douglas Avenue, Suite 1200, Dallas, Texas 75225.

Loyalty Ventures Inc. 38

DELINQUENT SECTION16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, during the year ended December 31, 2021, all of our officers, directors and greater than 10% beneficial owners have complied with Section 16(a) filing requirements on a timely basis, other than Graham Atkinson whose Form 3, reporting no ownership position in our equity securities, was late due to administrative difficulties reactivating formerly issued but dormant SEC filing codes.

INCORPORATION BY REFERENCE

With respect to any filings with the SEC into which this proxy statement is incorporated by reference, the material under the heading “Audit Committee Report” shall not be incorporated into any such filings nor shall such information be deemed “filed,” except to the extent that the company specifically incorporates such information by reference therein. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites is not part of and is not incorporated by reference into this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of either our Notice of Internet Availability of Proxy Materials or of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt.

IN ANY EVENT, IF YOU DID NOT RECEIVE AN INDIVIDUAL COPY OF THIS PROXY STATEMENT OR OUR ANNUAL REPORT, WE WILL PROMPTLY SEND A COPY UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO CORPORATE SECRETARY, LOYALTY VENTURES INC., 8235 DOUGLAS AVENUE, SUITE 1200, DALLAS, TEXAS 75225 OR (972) 338-5170.

OTHER MATTERS

The board of directors knows of no matters that are likely to be presented for action at the 2022 annual meeting other than the re-election of class I directors; and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, each as previously described. If any other matter properly comes before the 2022 annual meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

Loyalty Ventures Inc. 39

About

Loyalty Ventures

Loyalty Ventures Inc. (Nasdaq: LYLT), an S&P SmallCap 600 company, is a leading provider of tech-enabled, data-driven consumer loyalty solutions. Our solutions are focused on helping partners achieve their strategic and financial objectives, from increased consumer basket size, shopper traffic and frequency and digital reach to enhanced program reporting and analytics.

We help financial services providers, retailers and other consumer-facing businesses create and increase customer loyalty across multiple touch points from traditional to digital to mobile and emerging technologies. We own and operate the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of purpose-driven, tailor-made, campaign-based loyalty solutions for grocers and other high-frequency retailers.

At our AIR MILES Reward Program, AIR MILES collectors earn AIR MILES at more than 300 leading Canadian, global and online brands and at thousands of retail and service locations across the country. This activity powers an unmatched data asset which along with world-class analytics and marketing capabilities, enables clients to accelerate their marketing activities and ROI. AIR MILES provides collectors the flexibility and choice to use AIR MILES on aspirational rewards such as merchandise, travel, events or attractions or, instantly, in-store or online, through AIR MILES Cash at participating Partner locations. For more information, visit: airmiles.ca. Having celebrated the issuance of its 100 Billionth Mile in 2021, AIR MILES invites Canadians to visit the Program on Facebook, Instagram and Twitter.

BrandLoyalty provides winning loyalty campaigns by connecting high-frequency retailers, brand partners, and shoppers. BrandLoyalty changes shoppers’ behavior in high-frequency retail worldwide - both on a transactional and emotional level. Find out more via brandloyalty.com or on LinkedIn and YouTube.

More information about Loyalty Ventures can be found at loyaltyventures.com.

Forward-looking

Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results and future economic conditions, including, but not limited to, changes in geopolitical conditions, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to reduction in demand from clients, supply chain disruption with respect to our rewards, disruptions in the airline or travel industries and labor shortages due to quarantine.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section of both (1) our Form 10-K for the most recently ended fiscal year and (2) any updates in Item 1A, or elsewhere, in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K or any updates thereto. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

CORPORATE HEADQUARTERS

COMMON STOCK

The company's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "LYLT."

FORM 10-K

For more information about Loyalty Ventures Inc., visit us online at www.loyaltyventures.com. Our 2021 Annual Report on Form 10-K is available at Loyalty Ventures Inc.'s website.

ELECTRONIC ACCESS

Stockholders may visit the following website for electronic access to Annual Report and Proxy materials: www.proxydocs.com/LYLT.

LEGAL COUNSEL

Winston & Strawn LLP
2121 North Pearl Street, Suite 900
Dallas, TX 75201
214-453-6566

INDEPENDENT AUDITORS

Deloitte & Touche LLP
2200 Ross Avenue
Suite 1600
Dallas, Texas 75201
214-840-7000

TRANSFER AGENT AND REGISTRAR

Computershare Investor Services

Mailing Addresses
Shareholder correspondence should be mailed to:
Computershare
P.O. Box 505000
Louisville, Kentucky 40233

Overnight correspondence should be sent to:
Computershare
462 South 4th Street
Suite 1600
Louisville, Kentucky 40202

Shareholder Inquiries
Toll Free
800-736-3001

Shareholder Website
www.computershare.com/investor

Shareholder Online Inquiries
www.us.computershare.com/Investor

BOARD OF DIRECTORS

Roger H. Ballou
Chair of the Board

Graham W. Atkinson
Director

Richard A. Genovese
Director

Charles L. Horn
Director

Barbara L. Rayner
Director

Loyalty Ventures Inc.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/LYLT** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-366-0987** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Loyalty Ventures Inc.

[redacted]

Annual Meeting of Stockholders

For Stockholders of record as of March 28, 2022

TIME: Thursday, May 26, 2022 10:00 AM, Central Time

PLACE: Annual Meeting to be held virtually via the internet - please visit www.proxydocs.com/LYLT for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John J. Chesnut and Laura Santillan (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Loyalty Ventures Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Loyalty Ventures Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Re-election of Class I Director				
		FOR		WITHHOLD	
	1.01 Barbara L. Rayner	☐		☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Loyalty Ventures Inc. for 2022.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/LYLT

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date